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                                                                   Exhibit 10.39

                                                                  EXECUTION COPY

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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            ALLEGIANCE TELECOM, INC.
                                       AND
                      ALLEGIANCE TELECOM COMPANY WORLDWIDE

                        JOINTLY AND SEVERALLY AS SELLERS

                                       AND

                             XO COMMUNICATIONS, INC.

                                    AS BUYER

                                FEBRUARY 18, 2004

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                                TABLE OF CONTENTS

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                                                                           PAGE
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ARTICLE I DEFINITIONS.........................................................2
  1.1     Defined Terms.......................................................2
  1.2     Other Defined Terms.................................................9

ARTICLE II TRANSFER OF ASSETS AND LIABILITIES................................12
  2.1     Assets to be Sold..................................................12
  2.2     Excluded Assets....................................................14
  2.3     Liabilities to be Assumed by Buyer.................................16
  2.4     Excluded Liabilities...............................................17
  2.5     Non-Transferred Assets.............................................18
  2.6     Contract Assignment................................................19
  2.7     Alternative Structure..............................................19

ARTICLE III CLOSING..........................................................19
  3.1     Closing; Transfer of Possession; Certain Deliveries................19
  3.2     Purchase Price.....................................................21
  3.3     Earnest Money Deposit..............................................22
  3.4     Working Capital Purchase Price Adjustment..........................23
  3.5     Cure Price Adjustment..............................................25
  3.6     Performance Price Adjustment.......................................27
  3.7     Allocation of Purchase Price.......................................28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS.........................29
  4.1     Existence; Good Standing and Power.................................29
  4.2     Authority..........................................................29
  4.3     Execution and Binding Effect.......................................30
  4.4     No Violation.......................................................30
  4.5     Third Party Approvals..............................................30
  4.6     Financial Statements...............................................30
  4.7     No Undisclosed Liabilities.........................................31
  4.8     Title to Acquired Assets; Sufficiency..............................31
  4.9     Communications Licenses............................................32
  4.10    Absence of Certain Developments....................................32
  4.11    Tangible Personal Property.........................................32
  4.12    Insurance..........................................................32
  4.13    Accounts and Notes Receivable and Payable..........................32
  4.14    Related Party Transactions.........................................33
  4.15    Suppliers..........................................................33
  4.16    Fees and Expenses..................................................33
  4.17    Compliance With Laws; Licenses.....................................34
  4.18    Environmental Matters..............................................34
  4.19    Intellectual Property..............................................34
  4.20    Contracts..........................................................35
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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  4.21    Real Property......................................................35
  4.22    Taxes..............................................................36
  4.23    Employee Benefits; Labor Matters...................................37
  4.24    Litigation.........................................................38
  4.25    Network Facilities.................................................39
  4.26    Bank Accounts......................................................39
  4.27    Subsidiaries.......................................................39
  4.28    Limitations on Sellers' Representations and Warranties.............39

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER............................39
  5.1     Existence, Good Standing and Power.................................39
  5.2     Authority..........................................................40
  5.3     Execution and Binding Effect.......................................40
  5.4     No Violation.......................................................40
  5.5     Third Party Approvals..............................................40
  5.6     Brokers and Finders................................................41
  5.7     Financing..........................................................41
  5.8     SEC Filings........................................................41
  5.9     Capitalization.....................................................41
  5.10    Limitations on Sellers' Representations and Warranties.............41

ARTICLE VI COVENANTS OF THE PARTIES..........................................41
  6.1     Conduct of Business................................................41
  6.2     Transition; Operating Agreement....................................43
  6.3     Reorganization Process.............................................44
  6.4     Insurance..........................................................46
  6.5     Access; Transition Committee; Information Rights...................46
  6.6     Public Announcements...............................................47
  6.7     Notification of Certain Matters....................................48
  6.8     Employees..........................................................48
  6.9     Further Agreements.................................................50
  6.10    Payment of Transfer Taxes and Tax Filings..........................51
  6.11    Filing of Tax Returns..............................................51
  6.12    Proration of Taxes and Certain Charges.............................52
  6.13    Best Efforts.......................................................52
  6.14    HSR Act and General Governmental Consents..........................52
  6.15    Bulk Sales.........................................................54
  6.16    Sale Order.........................................................54
  6.17    Competing Transaction..............................................54
  6.18    Disclosure Supplements.............................................55
  6.19    Communications Licenses............................................55
  6.20    FCC Applications/State PUC Applications............................55
  6.21    Cooperation on Environmental Matters...............................56
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                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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  6.22    Intentionally Omitted..............................................56
  6.23    Non-Compete Covenants..............................................56
  6.24    Use of Name........................................................56
  6.25    Further Assurances.................................................57
  6.26    Colocation/PRI Services Agreement..................................57
  6.27    Operation of Acquired Assets.......................................57
  6.28    Registration Rights................................................57
  6.29    Buyer Shareholder Approval.........................................57
  6.30    Sellers' Disposition of XO Common Stock............................57
  6.31    Tax Matters........................................................58

ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE PARTIES.........................58
  7.1     Conditions Precedent to Obligations of Buyer and Sellers...........58
  7.2     Conditions Precedent to Obligations of Buyer.......................60
  7.3     Conditions Precedent to the Obligations of Sellers.................61
  7.4     Conditions Precedent to Closing....................................61
  7.5     Satisfaction of All Closing Conditions; Early Funding Date.........62

ARTICLE VIII TERMINATION.....................................................62
  8.1     Termination of Agreement...........................................62
  8.2     Effect of Termination..............................................64
  8.3     Bankruptcy Events..................................................64

ARTICLE IX MISCELLANEOUS.....................................................65
  9.1     Expenses...........................................................65
  9.2     Assignment.........................................................65
  9.3     Parties in Interest................................................66
  9.4     Notices 66
  9.5     Choice of Law......................................................67
  9.6     Entire Agreement; Amendments and Waivers...........................67
  9.7     No Recourse Against Third Parties..................................67
  9.8     Counterparts.......................................................68
  9.9     Confidentiality....................................................68
  9.10    Invalidity.........................................................69
  9.11    Headings...........................................................69
  9.12    Exclusive Jurisdiction.............................................69
  9.13    Waiver of Right to Trial by Jury...................................69
  9.14    Specific Performance...............................................69
  9.15    Counting...........................................................69
  9.16    Service of Process.................................................69
  9.17    Time of Essence; Effectiveness of the Closing Date.................70
  9.18    Exhibits and Schedules.............................................70
  9.19    Interpretation.....................................................70
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
  9.20    Preparation of this Agreement......................................71
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                                    EXHIBITS

Exhibit A      Bidding Procedures Order
Exhibit B      Voting and Lockup Agreement
Exhibit C      Sale Order
Exhibit D      Form of Bill of Sale
Exhibit E      Form of Assumption Agreement
Exhibit F-1    Form of Purchase Price Escrow Agreement
Exhibit F-2    Form of Adjustment Escrow Agreement
Exhibit G      Calculation of Base Working Capital
Exhibit H      Operating Agreement
Exhibit I      Intentionally Omitted
Exhibit J      Timetable
Exhibit K      Current Liabilities
Exhibit L      Sellers' Severance Policy

                                        v
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                            ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT is dated as of February 18, 2004 by and among Allegiance Telecom, Inc., a Delaware corporation ("ATI"), Allegiance Telecom Company Worldwide, a Delaware corporation ("ATCW" and, together with ATI, "SELLERS" and each individually, a "SELLER"), and XO Communications, Inc., a Delaware corporation ("BUYER").

                                   WITNESSETH:

          WHEREAS, Sellers (together with the Operating Subsidiaries, "ALLEGIANCE") are engaged in the business of providing certain telecommunication products and services, including local and long-distance voice services, broadband and other Internet and data services and wholesale services, to business, government and other institutional users in major metropolitan areas across the United States (excluding any Excluded Asset (as defined herein), the "BUSINESS");

          WHEREAS, on May 14, 2003, each of ATI and ATCW and their direct and indirect Subsidiaries commenced a case (collectively, the "CASES") under chapter 11 of title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"), which cases are jointly administered under Case No. 03-13057;

          WHEREAS, the sale of assets and certain liabilities of the Business are subject to the supervision and control of Sellers subject to the approval of the Bankruptcy Court;

          WHEREAS, Sellers wish to sell to Buyer and Buyer wishes to purchase from Sellers substantially all of the assets and to assume from Sellers certain liabilities of the Business, pursuant to, INTER ALIA, sections 105, 363, 365, 1122, 1129 and 1146(c) of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure; PROVIDED, HOWEVER, that in the event Sellers shall have delivered an Early Closing Election, Sellers shall not seek to sell the assets pursuant to sections 1122 and 1129 of the Bankruptcy Code;

          WHEREAS, in connection with issuance of the XO Common Stock (as defined herein), Buyer's shareholder approval (as described in this Agreement) may be required, and as a condition precedent to Sellers' execution and delivery of this Agreement, Cardiff Holding LLC, the holder of a majority of the capital stock of Buyer, has entered into a Voting and Lockup Agreement (the "VOTING AGREEMENT") (attached hereto as EXHIBIT B) and the Voting Agreement remains in full force and effect;

          WHEREAS, the Board of Directors of each Seller has determined that it is advisable and in the best interests of Sellers' estates and the beneficiaries of such estates to consummate the transactions contemplated by this Agreement, upon the terms and conditions provided for herein; and

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          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1 DEFINED TERMS. As used herein, the terms below shall have the following respective meanings:

          "ADJUSTMENT ESCROW AMOUNT" means the greater of (i) Seven Million Dollars ($7,000,000) and (ii) the sum of Five Million Dollars ($5,000,000) plus, to the extent positive, the Initial Working Capital Adjustment.

          "AFFILIATE" means any Person directly or indirectly controlling, controlled by or under common control with another Person where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that under no circumstances shall creditors of Allegiance be considered Affiliates of Allegiance solely by virtue of their ownership of creditor claims against Allegiance.

          "AFFILIATED GROUP" means any affiliated group of corporations within the meaning of Section 1504 of the Internal Revenue Code that joins in the filing of (or is otherwise required to file) a federal consolidated Tax Return, as well as any other group of corporations filing (or otherwise required to file) consolidating, combined or unitary Tax Returns under state, local or foreign Law, of which a Seller is or was a member.

          "AGREEMENT" means this Asset Purchase Agreement (together with all schedules and exhibits referenced herein), as the same may be amended from time to time.

          "BANKRUPTCY PLAN" means Allegiance's chapter 11 plan of reorganization that includes the sale of the Acquired Assets to Buyer as contemplated hereby, in a form reasonably acceptable to Buyer, unless an Early Closing Election shall have been delivered.

          "BASE WORKING CAPITAL" means the Net Working Capital as of September 30, 2003 equal to $16,099,016.

          "BIDDING PROCEDURES ORDER" means that certain order dated January 15, 2004 (A) establishing bidding procedures and bid protections in connection with the sale of substantially all of the assets of Sellers, (B) approving the form and manner of notices in connection with such sale and (C) setting a sale hearing date.

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          "BUSINESS DAY" means any day other than a Saturday, Sunday or a legal holiday on which banking institutions in the State of New York are not required to open.

          "COBRA" means section 4980B of the Internal Revenue Code and Part 6 of Subtitle B of Title I of ERISA.

          "COMMUNICATIONS LICENSES" means the FCC Licenses and the State PUC Licenses.

          "CONFIDENTIALITY AGREEMENT" means the agreement entered into by and between ATI and XO Communications, Inc. dated December 9, 2003.

          "CONFIRMATION ORDER" means a final, nonappealable order to be entered by the Bankruptcy Court in the Cases confirming the Bankruptcy Plan pursuant to section 1129 of the Bankruptcy Code.

          "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement, including all amendments thereof and supplements thereto.

          "CURE AMOUNTS" means all amounts payable in order to effectuate, pursuant to section 365 of the Bankruptcy Code, the assumption by Sellers and the assignment to the Buyer of any Assumed Contract.

          "DISCLOSURE SCHEDULES" means the various disclosure schedules referred to herein.

          "EMPLOYEE" means each active employee, full-time or part-time, temporary or regular, of Allegiance. An "active employee" shall include any current employee on Allegiance's payroll records, regardless of whether such employee is absent from work, including due to short term or long term disability, military leave, leave of absence, illness, vacation or workers' compensation injury.

          "ENVIRONMENTAL LAWS" means all Laws relating to the protection of the environment, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including all Laws pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances.

          "ENVIRONMENTAL PERMITS" means any Licenses required pursuant to Environmental Laws for operation, installation or modification of equipment, processes, facilities or for occupancy of any of the real property owned or leased by Sellers or the Operating Subsidiaries.

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          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended and the regulations promulgated thereunder.

          "EXECUTORY CONTRACT" means any Contract that can be assumed or rejected in accordance with the Bankruptcy Code.

          "EXPENSE REIMBURSEMENT" means an amount payable to Buyer in accordance with SECTION 8.2 or SECTION 8.3, to reimburse Buyer for reasonable and documented out-of-pocket costs and expenses (including reasonable legal, accounting and financial advisors' fees and expenses) incurred by Buyer or its Affiliates in connection with the investigation, negotiation, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the participation in and monitoring of the Cases, such expenses to be set forth in a reasonably detailed written itemization of such expenses (the "EXPENSE REIMBURSEMENT STATEMENT").

          "EXPENSE REIMBURSEMENT STATEMENT" shall have the meaning ascribed to such term in the definition of "Expense Reimbursement."

          "FCC" means the Federal Communications Commission.

          "FCC CONSENT" means the grant by the FCC of its consent to the transfer of the FCC Licenses in connection with the consummation of the transactions contemplated hereby.

          "FCC LICENSES" means all Licenses issued by the FCC held by Sellers or the Operating Subsidiaries, as set forth on SCHEDULE 2.1(d) OF THE DISCLOSURE SCHEDULES.

          "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

          "GOVERNMENTAL ENTITY" means any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state, local or foreign court, tribunal or arbitrator (including the Bankruptcy Court).

          "HAZARDOUS SUBSTANCES" means any substance or material that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, or (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste," "hazardous substance," "toxic substance" or words of similar import thereunder.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any successor law and the rules and regulations promulgated thereunder or under any successor law.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

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          "LAW" means any federal, state, local, municipal or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law or judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity, or other requirement or rule of law.

          "LIABILITIES" means, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, damages and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

          "LICENSE" means all licenses, franchises, permits, consents, waivers, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required to be issued or granted by a Governmental Entity for the operation of the Business and for the ownership, lease or operation of Sellers' or the Operating Subsidiaries' properties.

          "LIEN" means any lien, lease, right of first refusal, servitude, claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust or any other encumbrance, restriction or limitation whatsoever.

          "LITIGATION" means any claim, action, suit, investigation or proceeding before any court, arbitrator or other Governmental Entity.

          "MATERIAL ADVERSE EFFECT" means any event, effect or change, individually or in the aggregate with such other events, effects or changes, that has had, has or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), Liabilities, properties, assets (including intangible assets) or results of operations of Allegiance or the Business, in either case taken as a whole; PROVIDED THAT none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: any adverse event, effect or change arising from or relating to (1) general business or economic conditions; (2) national or international political conditions, including the engagement of the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (3) financial, banking or securities market conditions (including any disruption thereof and any decline in the price of any security (including any security or creditor claims of or with respect to Allegiance) or any market index); (4) changes in GAAP or any application of accounting standards after the date hereof, including the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" and Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets;" (5) the taking of any action specifically contemplated by this Agreement and the other agreements contemplated

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hereby or the announcement of the transactions contemplated by this Agreement;
or (6) changes in Law or binding directives issued by any Governmental Entity.

          "NET WORKING CAPITAL" for any date of determination, means as of the close of business on such date, Working Capital Assets minus Working Capital Liabilities.

          "OPERATIONAL RESTRUCTURING ACTIVITIES" means Sellers' actions taken with the intent to preserve cash, improve the efficiency and reduce the costs of the Business consisting of (i) reducing the number of Employees to approximately 3,000 as of September 30, 2003; (ii) rejecting Executory Contracts in the Cases (and from and after the date hereof, solely in accordance with this Agreement);
(iii) waiving, decommissioning or abandoning assets and other rights that are not material to the operation of the Business and in instances in which the estimated cost of salvaging or selling such assets exceeds the anticipated proceeds; (iv) marketing and seeking to sell certain Excluded Assets; and (v) taking other actions in the Cases specifically approved by the Bankruptcy Court prior to the date hereof, whether such action occurs prior to, on or subsequent to the date hereof.

          "ORDER" means any judgment, order, injunction, writ, ruling, decree, stipulation or award of any Governmental Entity.

          "ORDINARY COURSE OF BUSINESS" means the ordinary and usual course of normal day-to-day operations of the Business by Sellers and the Operating Subsidiaries as debtors and debtors-in-possession in the Cases consistent with past practice through the date hereof.

          "OUT OF REGION BUSINESS" means the operations of the Business conducted outside of the states of Arizona, Colorado, Oregon, Washington and Minnesota.

          "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent; (ii) any statutory Lien arising in the Ordinary Course of Business or by operation of Law with respect to a Liability that is not yet due or delinquent; (iii) easements, leases, reservations, licenses or other matters of record affecting any property or assets of Allegiance, PROVIDED that such easements, leases, reservations, licenses or other matters do not materially detract from the value of or impair the use of such property or assets; and (iv) Liens on Acquired Assets in favor of Allegiance's secured lenders to be released at Closing.

          "PERSON" means an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a Governmental Entity or any other entity.

          "POST-PETITION" means any time after the commencement of the Cases.

          "PRE-PETITION" means any time prior to the commencement of the Cases.

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          "REGULATORY TRANSITION PROCESS" means the process as set forth in this
Agreement, the Operating Agreement, the Transition Plan and other related documents for obtaining all approvals, consents (including assignments of any permits and rights of way), certificates, waivers and other authorizations required to be obtained from, or filings or other notices required to be made with or to, any Governmental Entities having jurisdiction over any of the Acquired Assets in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents and the transfer of such Acquired Assets, including the Non-Transferred Assets, to Buyer upon the receipt of such approvals.

          "RELEASE" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the environment.

          "REPRESENTATIVE" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel or expert retained by or acting on behalf of such Person or its Subsidiaries).

          "RETAIL ENDING LINES" means the number of lines in service from Allegiance's billing systems based upon line equivalency and consistent with the methodology used to report retail ending lines on Allegiance's monthly flash reports. Line equivalency is defined per product and is maintained by Allegiance's Product Hierarchy database. For example, a fully-utilized data T-1 is counted as 24 lines.

          "SALE DELAY" means the failure to adhere to the timeline attached hereto as EXHIBIT J with respect to the Sale Order Approval Date.

          "SALE HEARING" means the hearing to be scheduled and conducted by the Bankruptcy Court to consider approval and entry of the Sale Order.

          "SALE MOTION" means the motion or motions of Sellers seeking approval and entry of the Bidding Procedures Order and the Sale Order.

          "SALE ORDER" means an order in the form of EXHIBIT C hereto, and otherwise in form and substance reasonably acceptable to ATI and Buyer.

          "SALE ORDER APPROVAL DATE" means the date the Bankruptcy Court approves the Sale Order.

          "SCHEDULED FUTURE DISCONNECTS" means scheduled backlog of line disconnects from Allegiance's backlog report as determined by Sellers in accordance with past custom and practice.

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          "SCHEDULED FUTURE INSTALLS" means scheduled backlog of line installs from Allegiance's backlog report as determined by Sellers in accordance with past custom and practice.

          "SELLERS' KNOWLEDGE" and any similar terms used herein means the actual knowledge of Royce J. Holland, C. Daniel Yost, Thomas M. Lord, G. Clay Myers, Christopher MacFarland, J. Timothy Naramore, Anthony J. Parella or Mark
B. Tresnowski, without any duty to investigate.

          "SHARED TECHNOLOGIES" means Shared Technologies Allegiance, Inc., a wholly owned Subsidiary of ATCW.

          "STATE PUC" means any state and local public service and public utilities commission having regulatory authority over the Business, as conducted in any given jurisdiction.

          "STATE PUC CONSENT" means the grant by any State PUC of its consent to the assignment of the State PUC Licenses or any Non-Transferred Assets associated with such Licenses, in connection with the consummation of the transactions contemplated hereby.

          "STATE PUC LICENSES" means all Licenses issued or granted by the State PUC held by Sellers or any Operating Subsidiary in each applicable jurisdiction, as set forth on SCHEDULE 2.1(d) OF THE DISCLOSURE SCHEDULES.

          "SUBSIDIARY" means, with respect to any particular Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "TAX" or "TAXES" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social

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Security taxes imposed by the United States or any other country or by any
State, municipality, subdivision or instrumentality of the United States or of any other country or by any other tax authority, including interest, penalties or additions to tax attributable to such Taxes or any Tax Return, and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any liability in respect of any Taxes as a result of being a member of any Affiliated Group.

          "TAX RETURN" means any statement, report, return or other information required to be filed with respect to any Tax (including any attachments thereto and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, consolidating, combined or unitary returns in which any Seller or Operating Subsidiary is or was included or includable.

          "TRANSACTION DOCUMENTS" means this Agreement, the Transition Services Agreement, the Purchase Price Escrow Agreement, the Master Services Agreement, the Operating Agreement, the Voting Agreement, the Adjustment Escrow Agreement and all Disclosure Schedules, certificates, contracts and agreements being delivered or entered into pursuant to this Agreement.

          "TRANSFER TAX" or "TRANSFER TAXES" means any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

          "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor law, and the rules and regulations promulgated thereunder and under any successor law, and any similar state, local or foreign law, regulation or ordinance.

          "WORKING CAPITAL ASSETS" means the consolidated current assets of Allegiance set forth on EXHIBIT G, determined in accordance with GAAP applied on a basis consistent with the most recent balance sheet included in the Financial Statements to the extent they are included in the Acquired Assets.

          "WORKING CAPITAL LIABILITIES" means the consolidated current liabilities of Allegiance set forth on EXHIBIT G, determined in accordance with GAAP applied on a basis consistent with the most recent balance sheet included in the Financial Statements to the extent they are included in the Assumed Liabilities.

          1.2 OTHER DEFINED TERMS. The following additional terms shall have the meanings defined for such terms in the Sections set forth below:

     Term                                                                 Section
     -------------------------------------------------------------------  -------
     Accounting Referee                                                   3.4(d)
     Acquired Assets                                                      2.1
     Additional Amount                                                    3.6(d)
     Adjustment Escrow Account                                            3.2(b)(iii)
     Adjustment Escrow Agent                                              3.2(b)(iii)
     Adjustment Escrow Agreement                                          3.2(b)(iii)
     Allegiance                                                           Recitals
     Allocation Schedule                                                  3.7
     Antitrust Laws                                                       6.14(b)
     Approval Motions                                                     6.3(a)
     Assumed Contracts                                                    3.5(d)
     Assumed Contracts List                                               3.5(d)
     Assumed Liabilities                                                  2.3
     ATCW                                                                 Preamble
     ATI                                                                  Preamble
     Avoidance Actions                                                    2.2(e)
     Balance Sheet                                                        4.6(a)
     Balance Sheet Date                                                   4.6(a)
     Bankruptcy Code                                                      Recitals
     Bankruptcy Court                                                     Recitals
     bulk sale                                                            6.15
     Business                                                             Recitals
     Buyer                                                                Preamble
     Buyer Group                                                          9.7
     Cases                                                                Recitals
     Cash and Cash Equivalents                                            2.2(a)
     Cash Purchase Price                                                  3.2(a)
     Claim Over                                                           9.7
     Claims                                                               2.1(f)
     Closing                                                              3.1(a)
     Closing Date                                                         3.1(a)
     Committee                                                            6.5(c)
     Competing Transaction                                                6.17(a)
     Deposit Adjustment Amount                                            3.5(b)
     Designated Change                                                    6.14(b)
     Disclosure Statement                                                 6.3(a)
     Early Closing Election                                               8.3(c)
     Early Funding Date                                                   3.1
     Early Funding Date Working Capital                                   3.4(b)
     Earnest Money Deposit                                                3.3
     Employee Benefit Plans                                               4.23(a)
     Employee Schedule                                                    6.8(a)
     Equipment                                                            2.1(b)
     ERISA Affiliate                                                      4.23(a)

     Estimated Early Funding Date Working Capital                         3.4(a)
     Exchange Act                                                         4.6(c)
     Excluded Assets                                                      2.2
     Excluded Liabilities                                                 2.4
     Exclusivity Period                                                   6.3(d)(iii)
     Final Performance Adjustment Amount                                  3.6(b)
     Final Working Capital                                                3.4(i)
     Financial Statements                                                 4.6(a)
     Form 10-Q                                                            5.8
     good faith                                                           6.3(b)
     Guidance                                                             6.28(a)
     ILECs                                                                3.5(a)
     ILEC Cure Amounts                                                    3.5(a)
     ILEC Set Off Amounts                                                 3.5(a)
     Initial Working Capital Adjustment                                   3.4(f)
     Intellectual Property                                                2.1(i)
     Liquidated Damages                                                   8.2
     Losses                                                               9.7
     Master Services Agreement                                            6.26
     Multiemployer Plan                                                   4.23(d)
     multiple employer plan                                               4.23(a)
     No Action Relief                                                     6.28(a)
     Non-Compete Covenants                                                6.1(j)
     Non-ILEC Cure Adjustment                                             3.5(c)
     Non-ILEC Cure Amounts                                                3.5(c)
     Non-ILEC Set Off Amounts                                             3.5(c)
     Non-Recourse Person                                                  9.7
     Non-Transferred Assets                                               2.5
     Operating Agreement                                                  7.2(g)
     Operating Subsidiaries                                               2.1(s)
     Owned Real Property                                                  2.2(l)
     Performance Adjustment Amount                                        3.6(a)
     Personal Property Leases                                             2.1(c)
     Purchase Price                                                       3.2
     Purchase Price Cash Escrow                                           3.2(b)
     Purchase Price Escrow Agent                                          3.2(b)
     Purchase Price Escrow Agreement                                      3.2(b)
     Purchase Price Escrow Amount                                         3.2(b)
     Purchase Price Stock Escrow                                          3.2(b)
     Real Property Leases                                                 2.1(a)
     Required Interconnection Agreements                                  2.5
     SEC                                                                  4.6(c)
     Securities Act                                                       6.28
     Seller Marks                                                         6.24

     Term                                                                 Section
     -------------------------------------------------------------------  ---------
     Sellers                                                              Preamble
     Sellers' Intentional Breach                                          8.2
     Senior Credit Agreement                                              4.12
     Shared Hosting Business                                              6.1
     Shareholder Approval                                                 6.29
     Third Person                                                         9.7
     Total Gross End User Revenue                                         3.6(a)
     Total Retail Net Ending Lines                                        3.6(a)
     Transferred Employees                                                6.8(b)
     Transition Plan                                                      6.2(a)
     Transition Services Agreement                                        7.3(d)
     Voting Agreement                                                     Recitals
     XO Common Stock                                                      3.2(a)

                                   ARTICLE II
                       TRANSFER OF ASSETS AND LIABILITIES

          2.1 ASSETS TO BE SOLD. Subject to SECTIONS 2.2, 2.5, 2.6, 2.7 and 6.2, the other provisions of this Agreement and the Sale Order, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer or a designee of Buyer free and clear of all Liens and Liabilities (other than Permitted Liens of the type included in clause (iii) of the definition of Permitted Liens), and Buyer shall purchase, acquire, and accept all of Sellers' right, title and interest in and to all of Sellers' properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereafter acquired, including the following (collectively, the "ACQUIRED ASSETS"):

            (a) The leases or subleases and all amendments thereto under which any of Sellers is a lessor or lessee or sublessor or sublessee of real property (collectively, the "REAL PROPERTY LEASES") as set forth on the Assumed Contracts List, including all improvements, fixtures and other appurtenances thereto and rights in respect thereof and any related security deposits;

            (b) The furniture, fixtures, equipment, machinery, supplies, vehicles, inventory, and other tangible personal property, including the network equipment assets and facilities owned or used by Sellers (collectively, the "EQUIPMENT");

            (c) The leases which relate to Equipment and leases of dark fiber (collectively, the "PERSONAL PROPERTY LEASES") as set forth on the Assumed Contracts List;

            (d) All Communications Licenses and any other Licenses, including those listed on SCHEDULE 2.1(d) OF THE DISCLOSURE SCHEDULES, to the extent the same are transferable or assignable pursuant to section 365 of the Bankruptcy Code or as otherwise permitted by Law (or, to the extent not transferable or assignable, all right, title and interest in such Licenses, to the fullest extent such right, title and interest may be transferred or assigned); PROVIDED, that to the extent that Buyer does not require any such Communications License or Licenses, it may in its sole discretion decline to acquire such Communications License or Licenses by providing written notice to Sellers prior to the Closing Date, in which case such a License shall not be an Acquired Asset hereunder.

            (e) The Assumed Contracts not described in SECTION 2.1(a) or 2.1(c) above, including any related security deposits (including the deposits described in SECTION 3.5(b) hereof), advance payments, customer advances and customer deposits;

            (f) Except as set forth in SECTION 2.2(e) and 2.2(f), all rights, demands, claims, actions, rights of set off, counterclaims and causes of action of any kind (collectively, the "CLAIMS") brought by or for the benefit of any Seller or Operating Subsidiary relating to the operation of the Business;

            (g) Accounts, notes and other receivables of Sellers (other than pre-Petition carrier gross accounts receivable, including those of ILECs which were recorded on the books and records of Sellers as of May 14, 2003, in an amount up to $58.3 million);

            (h) Any books, records, files or papers of Sellers, whether in hard copy or computer format, relating to the Acquired Assets or the Non-Transferred Assets (upon such assets becoming Acquired Assets) or to the operation of the Business, including management information systems or software owned by Sellers, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, personnel and employment records, customer lists, customer information, vendor lists, catalogs, research material, source codes, carrier identification codes, technical information, trade secrets, technology, know-how, specifications, designs, drawings, processes and quality control data, if any, or any other intangible property and applications for the same but excluding any books, records, files or papers that relate to any Taxes of Sellers that are Excluded Liabilities;

            (i) Any of Sellers' right, title or interest in or to any of Sellers' patents, patent registrations, patent applications, trademarks (including "ALLEGIANCETELECOM,INC." and design), trademark registrations, trademark applications, tradenames, copyrights, copyright applications, and copyright registrations relating to the Business and the rights to sue for, and remedies against, past, present and future infringements thereof and the rights of priority and protection of interests therein under applicable laws (collectively, the "INTELLECTUAL PROPERTY");

            (j) Any computer software programs and databases used by any Seller or Operating Subsidiary, whether owned, licensed, leased, or internally developed to the extent the same are transferable or assignable pursuant to section 365 of the Bankruptcy Code or as otherwise permitted by Law (or, to the extent not transferable or assignable, all right, title and interest in such programs and databases, to the fullest extent such right, title and interest may be transferred or assigned);

            (k) All taxation matrixes utilized by Sellers in the determination of the taxability of products sold by Sellers, other than those which are commercially available;

            (l) Any telephone numbers, electronic mail addresses, carrier identification codes and local exchange codes used by Sellers in the conduct of the Business;

            (m) All of Sellers' currently allocated, assigned, used and unused internet protocol addresses, domain names, and autonomous system numbers from applicable authorities governing the use and structure of the Internet, including the American Registry for Internet Numbers;

            (n) All bank accounts and lock-boxes, including those listed on
SCHEDULE 2.1(n) OF THE DISCLOSURE SCHEDULES;

            (o) All transferable rights of Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold, or services provided, to Sellers or to the extent affecting any Acquired Assets;

            (p) All rights of Sellers under non-disclosure, confidentiality, non-compete or non-solicitation agreements with employees or agents of Sellers or with third parties;

            (q) All insurance claims and insurance proceeds (other than with respect to any director and officer, errors and omissions, fiduciary and commercial crime policies) in respect of an Acquired Asset or an Assumed Liability, and with respect to insurance proceeds, to the extent received by Allegiance after the Early Funding Date;

            (r) All security, vendor, utility and other deposits;

and

            (s) All equity interests including capital stock held by ATCW in each of its direct and indirect reorganized Subsidiaries, other than the stock of Shared Technologies, and the corporate books and records relating to the organization and existence of each such reorganized direct and indirect Subsidiary (collectively, without including Shared Technologies, the "OPERATING SUBSIDIARIES").

          2.2 EXCLUDED ASSETS. The Acquired Assets shall not include any of Sellers' or the Operating Subsidiaries' right, title or interest in or to any assets or properties of Sellers or the Operating Subsidiaries that are expressly enumerated below (collectively, the "EXCLUDED ASSETS"):

            (a) Subject to SECTION 2.1(q), cash and cash equivalents, short-term and long-term investments, or similar type investments, uncollected checks and funds in transit to the extent there is a corresponding reduction in accounts receivable included in Acquired Assets, Treasury bills and other marketable securities existing as of the Closing Date ("CASH AND CASH EQUIVALENTS");

            (b) Bank accounts and lock-boxes described as "Excluded Assets" on
SCHEDULE 2.1(n) OF THE DISCLOSURE SCHEDULES;

            (c) Any security, vendor, utility or other deposits (but only to the extent such deposits specifically relate to Excluded Assets or Excluded Liabilities);

            (d) Any Contracts other than the Assumed Contracts;

            (e) All Claims that Sellers or any of their respective Affiliates may have against any third party, including any Governmental Entity, for causes of action based on Chapter 5 of the Bankruptcy Code ("AVOIDANCE ACTIONS") and for refund or credit of any type with respect to Taxes accrued or paid with respect to periods (or any portion thereof) ending on or prior to the Closing Date;

            (f) All Claims which Sellers or any of their respective Affiliates may have against any third Person with respect to any Excluded Asset or Excluded Liability;

            (g) The capital stock of Shared Technologies, which is a Subsidiary of ATCW, but is not a Seller hereunder, its assets, and assets used primarily in the Shared Technology business and set forth in SCHEDULE 2.2(g) OF THE DISCLOSURE SCHEDULES;

            (h) The Shared Hosting Business, including Contracts, accounts receivable, equipment and Intellectual Property specifically related thereto;

            (i) The capital stock of each Seller and each Seller's corporate books and records relating to its organization and existence;

            (j) Any director and officer, errors and omissions, fiduciary or commercial crime insurance policies and related insurance claims and insurance proceeds;

            (k) All insurance policies;

            (l) Any real property which is owned by any of Sellers ("OWNED REAL PROPERTY") including any proceeds received in connection with the sale thereof;

            (m) Any loans or notes payable to any Seller or Operating Subsidiary from any employee of any Seller or Operating Subsidiary, other than Ordinary Course of Business employee advances;

            (n) Pre-Petition carrier gross accounts receivable, including those of ILECs, which were recorded on Allegiance's books and records as of May 14, 2003, in an amount up to $58.3 million; and

            (o) Any assets set forth in SCHEDULE 2.2(o) OF THE DISCLOSURE SCHEDULES.

          2.3 LIABILITIES TO BE ASSUMED BY BUYER. Subject to SECTIONS 2.4, 2.5 and 6.2, upon the transfer of the Acquired Assets on the Closing Date, Buyer shall assume only the following Liabilities of Sellers (collectively, the "ASSUMED LIABILITIES"):

            (a) Liabilities arising out of or relating to the ownership of the Acquired Assets and the operation of the Business by Buyer or any of its assignees, including Liability for personal injury of customers or employees, but in each case only to the extent that the event or state of facts giving rise to such Liability occurs after the Early Funding Date;

            (b) (i) Liabilities under the Assumed Contracts, but only to the extent that the event or state of facts giving rise to such Liability occurs after the Early Funding Date, and (ii) any post-Petition Liabilities under the Assumed Contracts incurred in the Ordinary Course of Business but only to the extent such Liabilities are reflected in Allegiance's financial statements as of the Early Funding Date and taken into account in the determination of Closing Working Capital;

            (c) (i) Liabilities under trade accounts payable arising in the Ordinary Course of Business and (ii) current Liabilities arising in the Ordinary Course of Business under the accounts set forth on EXHIBIT K, and in each case only to the extent that (x) the event or state of facts giving rise to such Liability occurs post-Petition and (y) such Liabilities are reflected in Allegiance's financial statements as of the Early Funding Date and taken into account in the determination of Closing Working Capital; PROVIDED, HOWEVER, that Buyer shall not assume any of Sellers' Liabilities for professional fees and other related costs of administering the Cases;

            (d) Liabilities for fifty percent (50%) of any and all Transfer Taxes due as a result of the transactions contemplated by this Agreement as set forth in SECTION 6.10;

            (e) Liabilities for severance costs (the amount thereof in accordance with Allegiance's currently existing severance policy and past practice as described in EXHIBIT L) related to non-Transferred Employees who are Employees on the date hereof or hired in the Ordinary Course of Business thereafter and are terminated at Buyer's request after the date hereof and Liabilities to Allegiance's employees pursuant to SECTION 6.8(b); PROVIDED, HOWEVER, that in no event shall Buyer be responsible for more than six (6) months of severance per Employee;

            (f) Liabilities associated with customers of the Business, including credits or refunds due such customers for any reason, to the extent that the event or state of facts giving rise to such Liabilities occurs after the Early Funding Date; and

            (g) Liabilities related to any obligations under Section 4980B of the Internal Revenue Code to provide continuation of group medical coverage on and after the Early Funding Date with respect to any employee or former employee employed in connection with the Business or other qualified beneficiary but only to the extent Buyer may be required to assume any such Liability by Law.

          2.4 EXCLUDED LIABILITIES. Buyer shall not assume, and shall not be deemed to have assumed, any Liabilities of Sellers, and Sellers shall be solely and exclusively liable and shall indemnify and hold harmless Buyer and its Affiliates with respect to all Liabilities of Sellers other than the Assumed Liabilities, including those Liabilities set forth below (collectively, the "EXCLUDED LIABILITIES"):

            (a) Any Liabilities which arise, whether before, on or after the Closing, out of, or in connection with, the Excluded Assets, including any Contract which is not an Assumed Contract;

            (b) Any Liabilities under the Assumed Contracts or accounts payable to the extent not assumed pursuant to SECTION 2.3;

            (c) Any Liabilities arising from a breach of an Assumed Contract to the extent that the event or state of facts giving rise to such Liability occurs prior to the Early Funding Date;

            (d) Any Liabilities arising out of, or in connection with, any pending or threatened Litigation arising out of the operation of the Business to the extent that the event or state of facts giving rise to such Liability occurs prior to the Early Funding Date;

            (e) Any Liabilities arising out of or in connection with any indebtedness of Sellers or any of their respective Affiliates to their lenders, noteholders or otherwise (other than, to the extent provided in SECTION 2.3, post-petition Liabilities relating to Assumed Contracts which are characterized as capital leases by Sellers);

            (f) Any Liabilities for which Sellers have received an invoice which is not taken into account in the determination of Early Funding Date Working Capital;

            (g) Liabilities related to Shared Technologies or the Shared Hosting Business;

            (h) Liabilities related to the Owned Real Property;

            (i) Any Liabilities of Sellers or any Affiliate thereof (or any predecessor thereto) relating to Taxes (other than Transfer Taxes referred to in
SECTION 2.3(d) and Taxes described on EXHIBIT K), including all Taxes attributable to or incurred in any period (or portion thereof) ending on or before the Early Funding Date;

            (j) All Liabilities of any Seller, any of their Affiliates or any predecessor of any Seller resulting from, caused by or arising out of, directly or indirectly, the conduct of the Business or any Sellers' or any of their Affiliates ownership, operation or lease of any properties or assets or any properties or assets previously used in the Business by any Seller, any of their Affiliates or any predecessor of any Seller or any of their Affiliates at any time prior to the Early Funding Date, that constitute, may constitute or are alleged to constitute a violation of or Liability arising under any Environmental Law or other Law including any state or federal communications law or regulation;

            (k) All Liabilities arising from or relating to the employment, or termination of employment, of any Employee, former Employee, independent contractor or contingent worker with respect to the Business, including pursuant to Employee Benefit Plans, other than those specifically assumed pursuant to
SECTION 2.3 and 6.8 herein; and

            (l) All Liabilities arising from or relating to any collective bargaining agreement, including any obligation for benefits to employees covered thereunder and, specifically, any Multiemployer Plan liability.

          2.5 NON-TRANSFERRED ASSETS. Notwithstanding the foregoing provisions of ARTICLE II, and subject to SECTION 6.2 and the Operating Agreement, the parties agree that, to the extent that as of the Closing (i) certain of the Acquired Assets cannot be transferred to Buyer pending the issuance of further FCC Consents or State PUC Consents or (ii) certain of the Acquired Assets are associated with one or more interconnection agreements, for which the ILEC's consent is required and which are reasonably necessary, in Buyer's sole discretion, to the operation of the Acquired Assets ("REQUIRED INTERCONNECTION AGREEMENTS") and receipt of any ILEC consents or expiration of any notice periods necessary to assign such Required Interconnection Agreements remains pending as of the Closing, Sellers shall retain such assets (the "NON-TRANSFERRED ASSETS") pending receipt of such consents or expiration of such notice periods. For the avoidance of doubt, Buyer shall have the right, in its sole discretion, to designate any Acquired Asset (including any Required Interconnection Agreement) as a Non-Transferred Asset. During the period that the Non-Transferred Assets are held by Sellers, Buyer will provide management services to Sellers pursuant to the Operating Agreement. Upon receipt from time to time of any such necessary consents, such Non-Transferred Assets as are subject to such consents shall be transferred to Buyer and Buyer will assume all related Assumed Liabilities; and within five (5) Business Days of Buyer's written request, Sellers will deliver a bill of sale and the requirements of
SECTION 3.1 below shall have been deemed to be satisfied as if such Non-Transferred Assets and related Assumed Liabilities had otherwise been transferred to and assumed by Buyer at the Closing. With respect to assets that are designated by Buyer as Non-Transferred Assets and which are not subject to obtaining any further consents after the Closing, such Non-Transferred Assets shall be transferred to Buyer and Buyer will assume all related Assumed Liabilities, within five (5) Business Days of Buyer's written request, at which time Sellers will deliver a bill of sale and the requirements of SECTION 3.1 below shall have been deemed to be satisfied as if such Non-Transferred Assets had otherwise been transferred to Buyer at the Closing. In addition, Non-Transferred Assets shall include all of the Seller Marks, which shall be licensed to Buyer upon the Closing as set forth in the

Operating Agreement. After the expiration or termination of the Operating Agreement, upon the written request of Buyer, all right, title and interest in and to the Seller Marks shall be transferred to and vest in Buyer.

          2.6 CONTRACT ASSIGNMENT. Notwithstanding any provision to the contrary herein, Buyer and Sellers agree that there shall be excluded from the Acquired Assets any Assumed Contract that is not assignable or transferable pursuant to the Bankruptcy Code without the consent of any Person other than Sellers or any Affiliate of Sellers, to the extent that such consent shall not have been given on or prior to the Closing; PROVIDED, HOWEVER, that Sellers shall use commercially reasonable efforts (including prosecution of appropriate motions pursuant to Section 365 of the Bankruptcy Code) to endeavor to obtain all necessary consents to the assignment thereof, and, upon obtaining the requisite consents thereto, such Acquired Asset shall be assigned to Buyer. Notwithstanding any provision to the contrary herein, Buyer and Sellers agree that all reasonable out-of-pocket costs and expenses (other than Cure Amounts) incurred relating to Sellers' assignment to Buyer of the Assumed Contracts set forth on SCHEDULE 2.6 OF THE DISCLOSURE SCHEDULES shall be shared equally between Buyer on the one hand and Sellers on the other hand.

          2.7 ALTERNATIVE STRUCTURE. Notwithstanding SECTION 2.1, after the Sale Order Approval Date, Buyer shall have the right, on at least fifteen (15) Business Days notice to ATI, to require Sellers to transfer immediately prior to the Closing, some or all of the Equipment or other Acquired Assets to one or more newly formed Delaware limited liability companies to be formed and owned by one or more Sellers. If Buyer gives such notice, the membership interests in such limited liability companies shall be deemed Acquired Assets hereunder and Buyer shall acquire such membership interests at the Closing without the payment of any additional consideration. Buyer shall be permitted to give one or more notices pursuant to this SECTION 2.7. In addition, at Buyer's option, a similar procedure will apply to any Equipment or other Acquired Assets which constitutes a Non-Transferred Asset. Fifty percent (50%) of all reasonable out-of-pocket costs and expenses incurred in connection with Sellers' performance of this
SECTION 2.7 shall be borne by each of Buyer on the one hand and Sellers on the other hand.

                                   ARTICLE III
                                     CLOSING

          3.1 CLOSING; TRANSFER OF POSSESSION; CERTAIN DELIVERIES.

            (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to ARTICLE VIII hereof, the closing of the transactions contemplated herein (the "CLOSING") shall take place no later than the fifth (5th) Business Day following the date on which the conditions set forth in ARTICLE VII have been satisfied or waived (other than those conditions with respect to actions of the parties to be taken at the Closing itself, but subject to the satisfaction or waiver of such conditions), or on such other date as the parties hereto shall mutually agree; PROVIDED, HOWEVER, that if the Closing would be scheduled to occur less than two
(2) Business Days after the receipt of the performance reports for the prior month referred to in SECTION 6.5(d) hereof, Buyer shall not be required to close until two (2) Business Days after its receipt of such performance reports. The Closing shall be held at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022, at 5:00 p.m., local time, unless the parties hereto otherwise agree. The actual time and date of the Closing are herein called the "CLOSING DATE."

            (b) At the Closing, Sellers shall deliver to Buyer:

               (i) A duly executed bill of sale substantially in the form attached hereto as EXHIBIT D;

               (ii)  A certified copy of the Sale Order;

               (iii) The officer's certificate required to be delivered pursuant to SECTION 7.2(c) hereof;

               (iv)  Assignments of lease and customary title affidavits;

               (v) A certification of non-foreign status for each Seller in the form required under Treasury Regulation Section 1.1445-2(b); and

               (vi) All other instruments of conveyance and transfer, in form and substance reasonably acceptable to Buyer and Sellers, as may be necessary to convey the Acquired Assets to Buyer or Buyer's designee.

            (c) At the Closing, Buyer and Sellers shall take the actions specified in SECTION 3.2(c) and Buyer shall deliver to ATI (on behalf of Sellers):

               (i) All certificates required by all relevant taxing authorities that are necessary to support any available exemption from the imposition of Transfer Taxes;

               (ii) Certified resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated by this Agreement;

               (iii) To the extent shareholder approval is required, certified resolutions of shareholders of Buyer authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated by this Agreement;

               (iv) The officer's certificate required to be delivered pursuant to SECTION 7.3(c); and

               (v) An assumption agreement substantially in the form attached hereto as EXHIBIT E.

            (d) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to ARTICLE VIII hereof, no later than the fifth (5th) Business Day following the date on which the conditions set forth in SECTIONS 7.1, 7.2 and 7.3 have been satisfied or waived, or at such other date as the parties hereto shall mutually agree (the "EARLY FUNDING DATE"), (i) Buyer shall (A) deliver (1) the Cash Purchase Price, plus or minus, the applicable adjustments to the Purchase Price as set forth in
SECTION 3.2(b) below and (2) the XO Common Stock, into escrow as described in
SECTION 3.2, (B) execute and deliver the Operating Agreement and (C) commence operation of the Business under the terms of the executed Operating Agreement,
(ii) Seller shall execute and deliver the Operating Agreement and (iii) upon the Early Funding Date, the risk of loss shall transfer to Buyer, and Buyer's obligation to close the transactions contemplated hereby shall become unconditional and irrevocable.

          3.2 PURCHASE PRICE.

            (a) The "PURCHASE PRICE" consists of: (i) Three Hundred Eleven Million and Two Hundred Thousand Dollars ($311,200,000.00) (the "CASH PURCHASE PRICE"), as such amount is adjusted pursuant to SECTION 3.2(b), and (ii) 45,380,000 shares of common stock of Buyer, par value $.01 per share (the "XO COMMON STOCK") (subject to adjustment for stock splits, stock dividends, share exchanges, recapitalizations, share combinations and reorganizations and other similar transactions occurring after the date hereof).

            (b) In the event of an Early Funding Date, Buyer shall (i) wire transfer the sum of:

                    (1) the Cash Purchase Price, plus or minus

                    (2) the Initial Working Capital Adjustment (if any) set
            forth in SECTION 3.4(f), minus

                    (3) the Adjustment Escrow Amount, minus

                    (4) the Earnest Money Deposit, minus

                    (5) the portion of the Performance Adjustment Amount that is to be settled in cash (if any) as determined in accordance with
            SECTION 3.6(a), plus

                    (6) the Deposit Adjustment Amount (if any), plus

                    (7) the Non-ILEC Cure Adjustment set forth in SECTION 3.5(c)
            (The Cash Purchase Price, as so adjusted is referred to herein as the "ADJUSTED CASH PURCHASE PRICE") and

               (ii) deliver 45,380,000 shares of XO Common Stock (subject to adjustment for stock splits, stock dividends, share exchanges, recapitalizations, share combinations and reorganizations and other similar transactions occurring after the date hereof) (the "PURCHASE PRICE ESCROW STOCK" and together with the Adjusted Cash Purchase Price, the "PURCHASE PRICE ESCROW"), in each case into an escrow account (the "PURCHASE PRICE ESCROW ACCOUNT") with a bank to be mutually agreed upon to act as escrow agent (the "PURCHASE PRICE ESCROW AGENT") pursuant to an escrow agreement, to be entered into on the Early Funding Date (the "PURCHASE PRICE ESCROW AGREEMENT"), among ATI, ATCW, Buyer and the Purchase Price Escrow Agent, substantially in the form of EXHIBIT F-1 hereto, and otherwise in form and substance reasonably acceptable to ATI, ATCW and Buyer. After the Early Funding Date and until the Closing Date, Buyer shall make additional deposits of common stock of Buyer in the event of any stock splits, stock dividends, share exchanges, recapitalizations, share combinations and reorganizations and other similar transactions occurring after the Early Funding Date.

               (iii) wire transfer the Adjustment Escrow Amount into an escrow account (the "ADJUSTMENT ESCROW ACCOUNT") with a bank to be mutually agreed upon to act as escrow agent (the "ADJUSTMENT ESCROW AGENT") pursuant to an escrow agreement, to be entered into on the Early Funding Date (the "ADJUSTMENT ESCROW AGREEMENT"), among ATI, ATCW, Buyer and the Adjustment Escrow Agent, substantially in the form of EXHIBIT F-2 hereto, and otherwise in form and substance reasonably acceptable to ATI, ATCW and Buyer.

Any payment Sellers are obligated to make to Buyer pursuant to SECTIONS 3.4 and/or 3.6 shall be paid from the Adjustment Escrow Amount plus accrued interest thereon. After payment of any required amounts pursuant to SECTIONS 3.4 and 3.6, the Adjustment Escrow Agent shall release the residual amounts of the Adjustment Escrow Amount remaining in the Adjustment Escrow Account to ATI. Notwithstanding the provisions of this SECTION 3.2(b), in the event the Closing occurs before the Early Funding Date, the Closing Date shall be substituted for the Early Funding Date for all purposes and for all of the provisions of this SECTION 3.2(b).

            (c) Upon the Closing Date, (i) Buyer shall, subject to the terms and conditions of this Agreement, assume the Assumed Liabilities, and (ii) Buyer and Sellers shall deliver a joint written notice to the Purchase Price Escrow Agent directing the Purchase Price Escrow Agent to pay to ATI (on behalf of Sellers) by wire transfer of immediately available funds to an account or accounts designated by ATI (on behalf of Sellers) the Adjusted Cash Purchase Price and the Earnest Money Deposit, to deliver to ATI (on behalf of Sellers) the Purchase Price Escrow Stock and deliver to Buyer all earnings accrued thereon in the Purchase Price Escrow Account.

          3.3 EARNEST MONEY DEPOSIT. On February 9, 2004, Buyer paid an earnest money deposit equal to Thirty Million Dollars ($30,000,000) (the "EARNEST MONEY DEPOSIT") in immediately available funds, by wire transfer to ATI. Within five
(5) Business Days following the execution of this Agreement, Sellers will deposit the Earnest Money Deposit into the Purchase Price Escrow Account. At the Early Funding Date, the Earnest Money Deposit shall be deducted from the Cash Purchase Price in accordance with SECTION 3.2(b). If Buyer terminates this Agreement in breach of SECTION 8.1 hereof or if ATI terminates this Agreement pursuant to SECTION 8.1(b) (when Buyer does not have the right to terminate this Agreement pursuant to SECTION 8.1(b) due to breach of the Agreement by Buyer) or SECTION 8.1(d) pursuant to a breach by Buyer, then Buyer and Sellers shall within two (2) Business Days of such termination (i) deliver a joint written notice to the Purchase Price Escrow Agent to deliver the Earnest Money Deposit to Sellers and (ii) deliver the accrued interest thereon to Buyer, by wire transfer of immediately available funds, and Sellers shall have no further obligations to Buyer, PROVIDED, THAT in no event shall the payment of the Earnest Money Deposit limit any other remedies Sellers may have against Buyer in the event of any such termination. If this Agreement is terminated for any other reason, then Buyer and Sellers shall within two (2) Business Days of such termination deliver a joint written notice to the Purchase Price Escrow Agent to deliver the Earnest Money Deposit plus accrued interest thereon to Buyer by wire transfer of immediately available funds.

          3.4 WORKING CAPITAL PURCHASE PRICE ADJUSTMENT.

            (a) Not less than five (5) Business Days prior to the Early Funding Date, Sellers will prepare and deliver to Buyer a good faith estimate of the Net Working Capital as of the close of business on the day immediately preceding the Early Funding Date (the "ESTIMATED EARLY FUNDING DATE WORKING CAPITAL"). Sellers will prepare the Estimated Closing Working Capital in accordance with GAAP and consistent with ATI's preparation of its unaudited balance sheet as of September 30, 2003.

            (b) As promptly as practicable, but no later than sixty (60) Business Days after the Early Funding Date, Buyer will prepare and deliver to ATI a good faith calculation of Net Working Capital as of the Early Funding Date (the "EARLY FUNDING DATE WORKING CAPITAL"). Buyer will prepare the Early Funding Date Working Capital in accordance with GAAP and consistent with ATI's preparation of its unaudited balance sheet as of September 30, 2003. Attached as EXHIBIT G is a schedule showing the calculation of Base Working Capital.

            (c) If Sellers disagree with Buyer's calculation of Early Funding Date Working Capital, Sellers may, within fifteen (15) Business Days after delivery by Buyer of the statement pursuant to SECTION 3.4(b), deliver a notice to Buyer disagreeing with such calculation and setting forth Sellers' calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Sellers disagree, and Sellers shall be deemed to have agreed with all other items and amounts contained in the calculation of the Early Funding Date Working Capital. If Sellers do not raise any objections to the Early Funding Date Working Capital within the period described herein, the Early Funding Date Working Capital will become final and binding upon Buyer and Sellers.

            (d) If a notice of disagreement shall be duly delivered pursuant to
SECTION 3.4(c), Buyer and Sellers shall, during the fifteen (15) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Early Funding Date Working Capital. If during such period, Buyer and Sellers are unable to reach such agreement, they shall promptly thereafter cause representatives from the

Dallas office of Ernst & Young LLP (or, if the Dallas office of Ernst & Young LLP is not independent of Buyer and Sellers, then an alternative "Big Four" accounting firm mutually agreeable to Buyer and Sellers) which representatives have not been engaged or employed within the past five (5) years by Buyer, Sellers or any of their Affiliates (or, if Sellers and Buyer agree to another nationally recognized independent accounting firm, such other firm) (the "ACCOUNTING REFEREE") to review this Agreement and the disputed items or amounts for the purpose of calculating Early Funding Date Working Capital (it being understood that in making such calculation, the Accounting Referee shall be functioning as an expert and not as an arbitrator). In making such calculation, the Accounting Referee shall consider only those items or amounts as to which the parties have disagreed. The Accounting Referee shall deliver to Buyer and Sellers, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Accounting Referee), a report setting forth such calculation. Such report shall be final and binding upon Buyer and Sellers. The cost of such review and report shall be borne by Buyer and Sellers in the reverse proportion that the aggregate dollar amounts of disputed items which are resolved in favor of Buyer or Sellers (as applicable) bears to the aggregate dollar amount of all disputed items resolved by the Accounting Referee.

            (e) Buyer and Sellers shall, and shall cause their respective Representatives to, cooperate and assist in the calculation of Early Funding Date Working Capital and in the conduct of the review referred to in SECTION 3.4(d), including providing reasonable and timely access to the books, records, work papers and personnel involved in preparing these calculations.

            (f) If Estimated Early Funding Date Working Capital (i) exceeds Base Working Capital, then at the Early Funding Date, Buyer shall pay into the Adjustment Escrow Account an additional amount of cash equal to such excess or
(ii) is less than Base Working Capital, then the Cash Purchase Price will be reduced by an amount equal to such deficiency. Any adjustment pursuant to this
SECTION 3.4(f) is referred to herein as the "INITIAL WORKING CAPITAL
ADJUSTMENT."

            (g) If Final Working Capital equals Estimated Early Funding Date Working Capital, and if no further payments are or may become due pursuant to
SECTION 3.6 hereof, then within three (3) Business Days of the later of the Closing Date or the final determination of such amount pursuant to this SECTION 3.4, Buyer and Sellers shall deliver a joint written notice to the Adjustment Escrow Agent pursuant to the Adjustment Escrow Agreement instructing the Adjustment Escrow Agent to pay the Adjustment Escrow Amount plus the accrued interest on such amount (by wire transfer of immediately available funds) to Sellers.

            (h) If Final Working Capital exceeds Estimated Early Funding Date Working Capital, then within three (3) Business Days of the later of the Closing Date or the final determination of such amount pursuant to this SECTION 3.4, Buyer shall pay such amount (by wire transfer of immediately available funds) to Sellers and, if no further payments are or may become due pursuant to SECTION
3.6 hereof, Buyer and Sellers shall deliver a written notice to the Adjustment Escrow Agent pursuant to the

Adjustment Escrow Agreement instructing the Adjustment Escrow Agent to pay the Adjustment Escrow Amount plus the accrued interest on such amount (by wire transfer of immediately available funds) to Sellers.

            (i) If Final Working Capital is less than Estimated Working Capital, then within three (3) Business Days of the later of the Closing Date or the final determination of such amount pursuant to this SECTION 3.4, Sellers and Buyer shall deliver a written notice to the Adjustment Escrow Agent pursuant to the Adjustment Escrow Agreement instructing the Adjustment Escrow Agent to pay such deficit amount plus the accrued interest thereon out of the Adjustment Escrow Account (by wire transfer of immediately available funds) to Buyer; PROVIDED that the Adjustment Escrow Account shall be the sole source of payment for any such deficiency and in no event shall Sellers be otherwise liable for any such deficiency. To the extent any Adjustment Escrow Amount remains after payment of any such deficit, and if no further payments are or may become due pursuant to SECTION 3.6 hereto, Buyer and Sellers shall deliver a written notice to the Adjustment Escrow Agent pursuant to the Adjustment Escrow Agreement instructing the Adjustment Escrow Agent to pay the remaining Adjustment Escrow Amount plus the accrued interest on such amount (by wire transfer of immediately available funds) to Sellers. For purposes of this Agreement, "FINAL WORKING CAPITAL" means Early Funding Date Working Capital (i) as shown in Buyer's calculation delivered pursuant to SECTION 3.4(b) if no notice of disagreement with respect thereto is duly delivered pursuant to SECTION 3.4(c); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Sellers pursuant to SECTION 3.4(d) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to SECTION 3.4(d).

            (j) Any adjustment under this SECTION 3.4 shall be treated as an adjustment to the Purchase Price for federal, state and local income Tax purposes.

          3.5  CURE PRICE ADJUSTMENT.

            (a) The Cure Amounts, if any, as determined by the Bankruptcy Court, necessary to cure all defaults, if any, under Allegiance's interconnection agreements with incumbent local exchange carriers ("ILECS"), together with any other payments made to settle pre-Petition disputes between any of Sellers or the Operating Subsidiaries and ILECs under such agreements, under tariffs or otherwise after the date hereof (the "ILEC CURE AMOUNTS") shall be resolved in accordance with this SECTION 3.5(a). Buyer and Sellers shall work cooperatively and in good faith with respect to paying, objecting to and settling the ILEC Cure Amounts, it being understood that all pre-Petition accounts receivable of Sellers or the Operating Subsidiaries owed by ILECs (the "ILEC SET OFF AMOUNTS") shall be set off against the ILEC Cure Amounts and thereby used as currency to pay the ILEC Cure Amounts. Sellers shall pay all ILEC Cure Amounts (whether in cash or by application of the ILEC Set Off Amounts). Buyer and Sellers agree that subject to this SECTION 3.5(a), Buyer should have standing in the Cases with regard to ILEC Cure Amounts and the parties shall take such position in the Cases.

          Notwithstanding anything herein to the contrary (including SECTION 6.1(k)), prior to the Sale Order Approval Date, as between Buyer and Sellers, Sellers shall have sole control over their business relationships, including without limitation, the exclusive right to negotiate and settle with the ILECs, and shall be permitted to terminate, adopt and amend interconnection agreements but shall not prior to such time settle any ILEC Cure Amounts in a manner which would be injurious in any material respect to Buyer without Buyer's consent (which will not be unreasonably withheld) or take any action (including as specified above) if the intent or reasonably anticipated consequence thereof is or would be to injure in any material respect to Buyer's continuing relationship with such ILEC after the Closing Date. Buyer shall be permitted to participate in any such negotiations and shall be kept reasonably informed by Sellers of the process.

            (b) If deposits are required by ILECs in connection with establishing new interconnection agreements for the Business between the date hereof and the Early Funding Date and such deposits are outstanding at the time of the Early Funding Date, the Cash Purchase Price shall be increased by an amount (the "DEPOSIT ADJUSTMENT AMOUNT") equal to seventy-five percent (75%) of the first $13 million of such deposits and one hundred percent (100%) of the deposits above $13 million.

            (c) The Cure Amounts, if any, as determined by the Bankruptcy Court, necessary to cure all defaults, if any, under the Assumed Contracts, other than the ILEC Cure Amounts (the "NON-ILEC CURE AMOUNTS") shall be resolved in accordance with this SECTION 3.5(c). Buyer and Sellers shall work cooperatively and in good faith with respect to paying, objecting to and settling the Non-ILEC Cure Amounts, it being understood that all pre-Petition accounts receivable of Sellers and the Operating Subsidiaries owed by non-ILECs (the "NON-ILEC SET OFF AMOUNTS") shall be set off against the Non-ILEC Cure Amounts and thereby used as currency to pay the Non-ILEC Cure Amounts. Buyer and Sellers agree that given this SECTION 3.5(c), Buyer should have standing in the Cases with regard to Non-ILEC Cure Amounts and the parties shall take such position in the Cases. The treatment of the Non-ILEC Cure Amounts and all matters related thereto under the Bankruptcy Plan shall be reasonably acceptable to Buyer. Sellers shall pay all Non-ILEC Cure Amounts (whether in cash or by application of the Non-ILEC Set Off Amounts); PROVIDED that if the Non-ILEC Cure Amounts are more than $11 million, the Cash Purchase Price shall be increased by an amount equal to the lesser of
(A) two-thirds of the amount by which the Non-ILEC Cure Amounts exceed $11 million and (B) $8 million.

          The adjustment to the Cash Purchase Price pursuant to this SECTION 3.5(c) is referred to herein as the "NON-ILEC CURE ADJUSTMENT." If as of the time of the Early Funding Date any reserves are established with respect to disputed Non-ILEC Cure Amounts pending resolution of such disputes, the Purchase Price adjustment PROVIDED in this SECTION 3.5(c) shall be made, with respect to the agreed Non-ILEC Cure Amounts, at the Early Funding Date, and with respect to any such reserved amounts, within two (2) Business Days following the resolution of the disputes.

            (d) Subject to SECTION 8.3, (i) on February 13, 2004, Buyer designated the (A) Real Property Leases identified on SCHEDULE 4.21 OF THE DISCLOSURE

SCHEDULES and (B) other Executory Contracts that are designated with an asterisk on SCHEDULE 4.20 that are to be assumed by Allegiance and not rejected pursuant to section 365 of the Bankruptcy Code and (ii) at least (20) days prior to the date of the Bankruptcy Court's confirmation of the Bankruptcy Plan, Buyer shall designate other Executory Contracts that are to be assumed by Allegiance and not rejected pursuant to section 365 of the Bankruptcy Code (collectively, the "ASSUMED CONTRACTS LIST") (those Contracts ultimately set forth on the Assumed Contracts List and as Additional Assumed Contracts pursuant to SECTION 8.3, if applicable are referred to herein as the "ASSUMED CONTRACTS"). Such assumption and, in the case of Assumed Contracts to which either Seller is a party, assignment by Sellers shall be made at the Closing; PROVIDED, HOWEVER, that the assignment to Buyer of any Assumed Contract related to Non-Transferred Assets shall occur on the later of (i) the Closing or (ii) State PUC Consent or FCC Consent, as applicable. At Buyer's discretion, Allegiance agrees to assume or reject any Executory Contract, in whole or in part, to the extent portions of such Executory Contracts are severable. Buyer and Sellers agree to keep confidential and not disclose to anyone except (x) legal counsel for the Creditors Committee in the Cases and the agent to Sellers' senior lenders, PROVIDED, THAT, such counsel and agent have executed confidentiality agreements reasonably acceptable to Buyer and Sellers prior to such disclosure and (y) as otherwise required by Law, the Executory Contracts that are identified by Buyer as Assumed Contracts.

          3.6  PERFORMANCE PRICE ADJUSTMENT.

            (a) At least two (2) Business Days prior to the Early Funding Date, ATI shall prepare and deliver to Buyer a certificate setting forth the following: (i) total Retail Ending Lines as determined by ATI in accordance with past custom and practice, as of the last day of the last full calendar month prior to the date of the Early Funding Date PLUS Scheduled Future Installs LESS Scheduled Future Disconnects as of such day ("TOTAL RETAIL NET ENDING LINES") and (ii) total gross end user revenue for the last full calendar month prior to the date of the Early Funding Date (the "TOTAL GROSS END USER REVENUE"). The Purchase Price shall be reduced by the greater of the following (the "PERFORMANCE ADJUSTMENT AMOUNT"): (x) the product of $625.00 and the amount, if any, by which the Total Retail Net Ending Lines for Allegiance's Out of Region Business is less than 730,000; and (y) the product of fifteen (15) and the amount, if any, by which Total Gross End User Revenue for Allegiance's Out of Region Business is less than $28 million. To the extent Cash and Cash Equivalents immediately prior to the Early Funding Date exceed One Hundred Eighty Seven Million Dollars ($187,000,000), the Performance Adjustment Amount (if any) shall reduce the Cash Purchase Price. To the extent such Cash and Cash Equivalents immediately prior to the Early Funding Date are less than or equal to One Hundred Eighty Seven Million Dollars ($187,000,000), any remaining portion of the Performance Adjustment Amount shall be a reduction in the number of shares of the XO Common Stock (calculated using a $7.625 per share value). ATI's certificate shall include a calculation of the Performance Adjustment Amount.

            (b) If Buyer disagrees with the certificate delivered by ATI pursuant to SECTION 3.6(a) hereof, Buyer may, within thirty (30) days after Early Funding Date, deliver a notice to ATI disagreeing with the calculations contained in such certificate and setting forth Buyer's calculations. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed to have agreed with all other items and amounts contained in the calculation of the Performance Adjustment Amount. If Buyer does not raise any objections to the Performance Adjustment Amount within the period described herein, the Performance Adjustment Amount will become final and binding upon Buyer and Sellers (the "FINAL PERFORMANCE ADJUSTMENT AMOUNT"). In such event, if no further payments are or may become due pursuant to SECTION 3.4 hereof, ATI, ATCW and Buyer shall deliver a written notice to the Adjustment Escrow Agent pursuant to the Adjustment Escrow Agreement instructing the Adjustment Escrow Agent to pay the Adjustment Escrow Amount plus the accrued interest on such amount (by wire transfer of immediately available funds) to ATI.

            (c) If a notice of disagreement shall be duly delivered pursuant to
SECTION 3.6(b), Buyer and Sellers shall, during the five (5) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the Final Performance Adjustment Amount. If during such period, Buyer and Sellers are unable to reach such agreement, they shall promptly thereafter cause the Accounting Referee to review the disputed items or amounts for the purpose of calculating the Final Performance Adjustment Amount (it being understood that in making such calculation, the Accounting Referee shall be functioning as an expert and not as an arbitrator). In making such calculation, the Accounting Referee shall consider only those items or amounts as to which the parties have disagreed. The Accounting Referee shall deliver to Buyer and Sellers, as promptly as practicable (but in any case no later than fifteen (15) days from the date of engagement of the Accounting Referee), a report setting forth such calculation. Such report shall be final and binding upon Buyer and Sellers. The cost of such review and report shall be borne by Buyer and Sellers in the reverse proportion that the aggregate dollar amounts of disputed items which are resolved in favor of Buyer or Sellers (as applicable) bears to the aggregate dollar amount of all disputed items resolved by the Accounting Referee.

            (d) If the parties hereto agree, or the Accounting Referee determines, that the Final Performance Adjustment Amount is greater (the "ADDITIONAL AMOUNT") than the amount set forth in ATI's certificate delivered pursuant to SECTION 3.6(a), then within two (2) Business Days of such determination pursuant to this SECTION 3.6, Buyer and Sellers shall deliver a written notice to the Adjustment Escrow Agent pursuant to the Adjustment Escrow Agreement instructing the Adjustment Escrow Agent to pay the Additional Amount plus the accrued interest on such amount (by wire transfer of immediately available funds) to Buyer, and, if no further payments are or may become due pursuant to SECTION 3.4 hereof, the balance of the Adjustment Escrow Amount plus the accrued interest thereon to ATI. The Adjustment Escrow Account shall be the sole source of payment for any payment obligation of Sellers pursuant to SECTION 3.6.

          3.7 ALLOCATION OF PURCHASE PRICE. Buyer shall, within 120 days after the Closing Date, prepare and deliver to Sellers a schedule (the "ALLOCATION SCHEDULE") allocating the Purchase Price and the Assumed Liabilities among the Acquired Assets in accordance with Treasury Regulation Section 1.1060-1 (or any comparable provisions of state or local tax law) or any successor provision. ATI may propose to Buyer specific changes in the Allocation Schedule within ten (10) days of the receipt thereof. If no such changes are proposed in writing to Buyer within such time, Sellers will be deemed to have agreed to the Allocation Schedule. If such changes are proposed, Buyer and ATI will negotiate in good faith and will use their best efforts to agree upon the Purchase Price allocation. If Buyer and ATI cannot mutually resolve ATI's reasonable objections to the Allocation Schedule within ten (10) days after Buyer's receipt of such objections, such dispute with respect to the Allocation Schedule shall be presented to the Accounting Referee, on the next day for a decision that shall be rendered by the Accounting Referee within thirty calendar days thereafter and shall be final and binding upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Buyer, on the one hand, and Sellers, on the other hand. Buyer and Sellers each shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the Allocation Schedule, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings). Buyer and Sellers shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers hereby, jointly and severally, represent and warrant to Buyer that as of December 18, 2003 (unless another date is specified):

          4.1 EXISTENCE; GOOD STANDING AND POWER. Each Seller and Operating Subsidiary is a corporation validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to own, lease and operate the Acquired Assets to be sold hereunder and to carry on its business as presently conducted. Each Seller and Operating Subsidiary is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect. Each Seller has all requisite power and authority (a) to execute and deliver this Agreement and the other Transaction Documents and (b) subject to entry of the Sale Order, to perform its obligations hereunder and thereunder.

          4.2 AUTHORITY. The execution, delivery and performance of this Agreement and the other Transaction Documents by each Seller, the performance of SECTIONS 6.17(a) and 6.17(b) by each Seller, and subject to entry of the Sale Order, the performance by each Seller of its other obligations hereunder and thereunder and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller.

          4.3 EXECUTION AND BINDING EFFECT. This Agreement has been and each of the other Transaction Documents has been or will be at Closing, duly and validly executed and delivered by each Seller and constitutes, and, following the entering of the Sale Order, this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby will constitute (assuming in each case the due and valid authorization, execution and delivery thereof by the other parties hereto and thereto), a valid and legally binding obligation of such Seller enforceable against such Seller in accordance with its terms.

          4.4 NO VIOLATION. Except as disclosed in SCHEDULE 4.4 OF THE DISCLOSURE SCHEDULES, the execution, delivery and performance by each Seller of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to the creation of a Lien upon any of the Acquired Assets (or the assets of the Operating Subsidiaries) or to any right of acceleration, payment, amendment, cancellation or termination, under (a) the certificate of incorporation or bylaws of any Seller or any Operating Subsidiary or any resolution adopted by the board of directors of such Seller or any Operating Subsidiary and not rescinded, (b) subject to entry of the Sale Order, any agreement or other instrument to which any Seller or Operating Subsidiary is a party or by which such Seller or Operating Subsidiary or any of its respective properties or assets is bound, (c) subject to entry of the Sale Order, any Order of any Governmental Entity to which any Seller or any Operating Subsidiary is bound or subject, or (d) subject to entry of the Sale Order, any Law applicable to or binding on any Seller or any of its respective properties or assets or any Operating Subsidiary, except, in the case of clauses
(b), (c) and (d) of this SECTION 4.4, to the extent such conflict, violation, breach, default, creation of Lien or right would not be reasonably expected to have a Material Adverse Effect.

          4.5 THIRD PARTY APPROVALS. Except for (a) any approvals required in order to comply with the provisions of the HSR Act, (b) any FCC Consent and State PUC Consent as required by applicable Law, (c) the Sale Order and (d) any other third party approvals as are reflected on SCHEDULE 4.5 OF THE DISCLOSURE SCHEDULES hereto, including with respect to any computer software program and databases, the execution, delivery and performance by Sellers of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons which are both material to the Business and which have not been obtained by Sellers.

          4.6  FINANCIAL STATEMENTS.

            (a) ATI has delivered to Buyer copies of (i) the audited consolidated balance sheets of ATI and its Subsidiaries as of December 31, 2002 and 2001 and the related audited consolidated statements of income and of cash flows of ATI and its Subsidiaries for the years then ended and (ii) the unaudited consolidated balance sheets of ATI and its Subsidiaries as at September 30, 2003 and the related consolidated statements of income and cash flows of ATI and its Subsidiaries for the nine (9) month

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

period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "FINANCIAL STATEMENTS"). Each of the Financial Statements has been prepared in accordance with GAAP consistently applied throughout the periods presented and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of ATI and its Subsidiaries as at the dates and for the periods indicated.

          For the purposes hereof, the audited consolidated balance sheet of ATI and its Subsidiaries as at December 31, 2002 is referred to as the "BALANCE SHEET" and December 31, 2002 is referred to as the "BALANCE SHEET DATE."

            (b) ATI has delivered or made available to Buyer copies of each of Sellers' and each Operating Subsidiaries' (i) post-Petition monthly latest flash reports and (ii) post-Petition monthly operating reports that Sellers' and the Operating Subsidiaries have filed with the Bankruptcy Court. To Sellers' Knowledge, each such monthly operating report is, and each monthly operating report to be filed with the Bankruptcy Court will be, complete, accurate and truthful. Each flash report to be delivered to Buyer pursuant to SECTION 6.5(d) hereof will be prepared in good faith consistent with past practice and based on the Sellers' preliminary books and records.

            (c) Seller has made all required filings with the U.S. Securities and Exchange Commission (the "SEC") since December 31, 2001. As of their respective dates of filing, all such filings complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the SEC promulgated thereunder applicable to such SEC filings, and such SEC filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.7 NO UNDISCLOSED LIABILITIES. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Allegiance has no indebtedness, obligation or Liability of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), that would have been required to be reflected in, reserved against or otherwise described on a balance sheet of a Seller or Operating Subsidiary or in the notes thereto in accordance with GAAP which (i) is not shown or described on the Balance Sheet or the other Financial Statements or the notes thereto, (ii) is not shown or described on SCHEDULES 4.7, 4.9, 4.17(b) and 4.20 OF THE DISCLOSURE SCHEDULES or (iii) was not incurred in the Ordinary Course of Business since the Balance Sheet Date.

          4.8  TITLE TO ACQUIRED ASSETS; SUFFICIENCY. Except as set forth on
SCHEDULE 4.8 OF THE DISCLOSURE SCHEDULES, Sellers own and have good title to each of the Acquired Assets (and the assets of the Operating Subsidiaries to the extent such assets are not Excluded Assets), including the capital stock of the Operating Subsidiaries, and the Operating Subsidiaries own and have good title to their assets other than the Excluded Assets, in each case free and clear of all Liens other than Permitted Liens. The Acquired

Assets constitute all of the assets and properties used in or held for use in the Business (other than the Excluded Assets) and are sufficient for Buyer to conduct the Business (other than the Excluded Assets) from and immediately after the Closing Date without interruption and in the Ordinary Course of Business.

          4.9 COMMUNICATIONS LICENSES. Sellers and the Operating Subsidiaries are the authorized legal holders or otherwise have rights to the Communications Licenses, which licenses constitute all of the material Licenses, from the FCC or the State PUCs that are necessary or required for and/or used in the operation of the Business as presently operated. All the Communications Licenses were duly obtained and are valid and in full force and effect, unimpaired by any condition, except those conditions that may be contained within the terms of such Communications Licenses which would not have a Material Adverse Effect on the Business as presently operated. Except as set forth on SCHEDULE 4.9 OF THE DISCLOSURE SCHEDULES, Sellers are in compliance in all material respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable State PUCs. There is not now pending or, to Sellers' Knowledge, threatened, any action by or before the FCC or any State PUC in which the requested remedy is the revocation, suspension, cancellation, rescission or modification of any of the Communications Licenses. SCHEDULE 2.1(d) OF THE DISCLOSURE SCHEDULES contains a complete and correct list of Sellers' Communications Licenses.

          4.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or the Operational Restructuring Activities, as set forth on
SCHEDULE 4.10 OF THE DISCLOSURE SCHEDULES or in connection with the filing of the Cases, from the Balance Sheet Date through December 18, 2003 Sellers have conducted the Business only in the Ordinary Course of Business.

          4.11 TANGIBLE PERSONAL PROPERTY. All items of tangible personal property which are Acquired Assets and which, individually or in the aggregate, are material to the operation of the Business are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

          4.12 INSURANCE. Allegiance has insurance policies in full force and effect for such amounts as are sufficient for all requirements of Law and the Credit and Guaranty Agreement dated as of February 15, 2000 among Allegiance and the lenders party thereto (the "SENIOR CREDIT AGREEMENT").

          4.13 ACCOUNTS AND NOTES RECEIVABLE AND PAYABLE.

            (a) All accounts and notes receivable of Sellers and the Operating Subsidiaries have arisen from bona fide transactions in the Ordinary Course of Business, and in the case of accounts and notes receivable that are not Excluded Assets, are payable on ordinary trade terms and are reflected on the books and records of Sellers and the Operating Subsidiaries in accordance with GAAP consistently applied, including reserves for returns and doubtful accounts.

            (b) All accounts payable of Sellers and the Operating Subsidiaries reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid, are not yet due and payable or are being disputed in good faith and are reflected on the books and records of Sellers and the Operating Subsidiaries in accordance with GAAP consistently applied.

          4.14 RELATED PARTY TRANSACTIONS.

            (a) Except as set forth in SCHEDULE 4.14(a) OF THE DISCLOSURE SCHEDULES, none of Sellers, any Affiliate of any Seller or any of their respective directors and officers with a title of Senior Vice President or higher (i) owns any direct or indirect material interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has a material right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, of any Seller or Operating Subsidiary, (B) engaged in a business related to the Business, or (C) a participant in any transaction (including a loan transaction, other than employee advances in the Ordinary Course of Business) to which any Seller or Operating Subsidiary is a party or (ii) is a party to any Contract with any Seller or any Operating Subsidiary.

            (b) Except as set forth in SCHEDULE 4.14(b) OF THE DISCLOSURE SCHEDULES, each Contract, agreement, or arrangement between any Seller or Operating Subsidiary on the one hand, and any Affiliate of any Seller or Operating Subsidiary or any director of any Seller or any officer of Sellers with a title of Senior Vice President or higher on the other hand, is on commercially reasonable terms no more favorable to the Affiliate, director, officer or employee of such Seller or Operating Subsidiary than what any third party negotiating on an arms-length basis would expect.

          4.15 SUPPLIERS. Set forth on SCHEDULE 4.15 OF THE DISCLOSURE SCHEDULES is a complete and accurate list of (a) the ten (10) most significant equipment suppliers and (b) the ten (10) most significant maintenance suppliers (based upon dollars billed to Allegiance) during the quarter ended September 30, 2003, showing the approximate total billings to Allegiance from each such supplier during such quarter. Except as set forth on SCHEDULE 4.15 OF THE DISCLOSURE SCHEDULES, since September 30, 2003, there has not been any (i) termination, cancellation or curtailment of the business relationship of any Seller or Operating Subsidiary, as applicable, with any of the suppliers set forth on
SCHEDULE 4.15 OF THE DISCLOSURE SCHEDULES or (ii) written notice from any of the suppliers set forth on SCHEDULE 4.15 OF THE DISCLOSURE SCHEDULES of an intent or request to so terminate, cancel, curtail or change, and, to Sellers' Knowledge, no written threat or written indication that any such termination, cancellation, curtailment or change is reasonably foreseeable, except, in each case, for such termination, cancellation, curtailment or change which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

          4.16 FEES AND EXPENSES. Sellers have engaged the firm of Greenhill & Co., LLC to assist them in connection with the matters contemplated by this Agreement and will be responsible for the fees and expenses of such firm. Other than as described in

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the preceding sentence or as is payable by Sellers or their Affiliates and not by Buyer, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of any Seller or any of their respective Affiliates.

          4.17 COMPLIANCE WITH LAWS; LICENSES.

            (a) Except as set forth on SCHEDULE 4.17(a) OF THE DISCLOSURE SCHEDULES, since December 31, 2002 (i) Allegiance has complied in all material respects with all Laws relating to the operation of the Business; and (ii) no Seller or Operating Subsidiary has received any written or other notice of or been charged with the violation of any Laws. To Sellers' Knowledge, no Seller or Operating Subsidiary is under investigation with respect to any material violation of any Laws.

            (b) SCHEDULE 4.17(b) OF THE DISCLOSURE SCHEDULES contains a list of all material Licenses (other than Communications Licenses) which are required for the operation of the Business as presently conducted and as presently intended to be conducted. Except as set forth on SCHEDULE 4.17(b) OF THE DISCLOSURE SCHEDULES, Allegiance currently has all such material Licenses which are required for the operation of the Business as presently conducted. No Seller or Operating Subsidiary is in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of such License to which it is a party, to which the Business is subject or by which its properties or assets are bound other than any such violation that would not reasonably be expected to have a Material Adverse Effect.

          4.18 ENVIRONMENTAL MATTERS. To Sellers' Knowledge, except as described on the attached SCHEDULE 4.18 of the Disclosure Schedules:

            (a) Each Seller and Operating Subsidiary and the operations of each Seller and Operating Subsidiary are in compliance with all applicable Environmental Laws, except to the extent such noncompliance would not reasonably be expected to have a Material Adverse Effect.

            (b) No Seller or Operating Subsidiary is the subject of any Order or has received any written notice of any violations or Liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental Laws and relating to the operation of the Business, except notices of such violation or Liability which would not reasonably be expected to have a Material Adverse Effect.

          4.19 INTELLECTUAL PROPERTY. SCHEDULE 4.19 OF THE DISCLOSURE SCHEDULES contains an accurate and complete list of all Intellectual Property owned by any Seller or Operating Subsidiary, other than unregistered trademarks, tradenames and copyrights, none of which is material to the operation of the Acquired Assets. Except as set forth in SCHEDULE 4.19 OF THE DISCLOSURE SCHEDULES, there is no pending, or to Sellers' Knowledge, threatened claims or Litigation of any nature materially affecting or relating to the

Intellectual Property. SCHEDULE 4.19 OF THE DISCLOSURE SCHEDULES lists all written notices or written claims currently pending or received by any Seller or Operating Subsidiary that claim infringement of any material domestic or foreign letters patent, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information. Except as set forth on SCHEDULE 4.19 OF THE DISCLOSURE SCHEDULES, there is, to Sellers' Knowledge, no reasonable basis upon which any claim may be asserted against any Seller or Operating Subsidiary for material infringement or misappropriation of any of the foregoing. None of Sellers, any Operating Subsidiary, or to Sellers' Knowledge, any other Person, is in material default or violation of any Contract pursuant to which any Seller or Operating Subsidiary licenses Intellectual Property for the Business.

          4.20 CONTRACTS. Except as set forth on SCHEDULE 4.20 OF THE DISCLOSURE SCHEDULES, SCHEDULE G of Sellers' schedule of assets and liabilities as filed with the Bankruptcy Court contains a list of all pre-Petition material Contracts, including: (i) each Executory Contract containing a Non-Compete Covenant, (ii) each Executory Contract related to the purchases or sales of indefeasible rights of use or leases of capacity and (iii) each interconnection agreement with an ILEC. SCHEDULE 4.20 OF THE DISCLOSURE SCHEDULES sets forth as of December 18, 2003, each material Executory Contract to which any Seller or any Operating Subsidiary is a party and by or to which any Seller, Operating Subsidiary or any of their properties is currently bound or subject or may be bound or subject. True and complete copies of all material Executory Contracts have been delivered or made available to Buyer. All of the Assumed Contracts are valid, binding and enforceable in accordance with their respective terms, except as designated on the attached SCHEDULE 4.20 OF THE DISCLOSURE SCHEDULES and except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on SCHEDULE
4.20 OF THE DISCLOSURE SCHEDULES, no Seller is, and to Sellers' Knowledge, no other party thereto is, in material default in the performance, observance or fulfillment of any obligation under any Assumed Contract (other than any Cure Amounts to be paid hereunder by Buyer or Sellers, as applicable), and, to Sellers' Knowledge, no event has occurred, which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder. Except as set forth on EXHIBIT A of SCHEDULE 4.20 OF THE DISCLOSURE SCHEDULES, Sellers have not entered into any material post-Petition Contracts (including interconnection agreements).

          4.21 REAL PROPERTY.

            (a) SCHEDULE 4.21(a) OF THE DISCLOSURE SCHEDULES lists, all Real Property Leases relating to the operation of the Business to which any Seller or any Operating Subsidiary is a party.

            (b) Except as set forth on SCHEDULE 4.21(b) OF THE DISCLOSURE SCHEDULES, the Real Property Leases constitute all interests in real property used or held for use as of December 18, 2003 in connection with the Business by Sellers and the Operating Subsidiaries and which are necessary for the continued operation of the Business by Sellers and the Operating Subsidiaries as the Business was conducted as of December 18, 2003.

          4.22 TAXES. Except as described on the attached SCHEDULE 4.22 OF THE DISCLOSURE SCHEDULES:

            (a) (i) all income Tax Returns and all other material Tax Returns required to be filed by or on behalf of Sellers, the Operating Subsidiaries or any Affiliated Group have been duly and timely filed with the appropriate Governmental Entity in all material respects, in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects, (ii) except as prohibited or stayed by the Bankruptcy Code, all Taxes payable by or on behalf of Sellers, the Operating Subsidiaries or any Affiliated Group have been fully and timely paid or adequately reserved for on Allegiance's Financial Statements (in each case, other than Taxes that, in the aggregate, are not material in amount), and any Taxes not yet due have been adequately accrued in accordance with GAAP, and
(iii) no waivers of statutes of limitation have been given or requested with respect to any Tax Return required to be filed by or on behalf of Sellers, the Operating Subsidiaries or any Affiliated Group;

            (b) except as prohibited or stayed by the Bankruptcy Code, for all open Tax years all Taxes required to be withheld, collected or deposited by Sellers or the Operating Subsidiaries have been timely withheld, collected and deposited in all material respects and, to the extent required by Law, all such Taxes have been paid when due to the appropriate Governmental Entity and each Seller and Operating Subsidiary is in compliance in all material respects with respect to all withholding and information reporting requirements under all applicable Laws;

            (c) no federal, state, local or foreign Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Allegiance, and neither Allegiance nor any predecessor has received from any federal, state, local or foreign Governmental Entity (including jurisdictions where Sellers have not filed a Tax Return) any (A) notice indicating an intent to open an audit or other review, or commence any other administrative or judicial Tax proceeding that is still active, (B) request for information related to Tax matters where the examination or investigation giving rise to such request is still open, or (C) notice of deficiency or proposed adjustments for any amount of Tax proposed, asserted, or assessed by any Governmental Entity that remains unpaid. No written claim has been made by a Governmental Entity in a jurisdiction where such Seller or Operating Subsidiary does not file Tax Returns that such Seller or Operating Subsidiary is or may be subject to taxation by that jurisdiction; and

            (d) Buyer and the Acquired Assets will not be bound by a Tax sharing, Tax allocation, Tax indemnity or other similar agreements or arrangements (whether or not written) with respect to or involving Sellers or the Acquired Assets after the Closing Date.

          4.23 EMPLOYEE BENEFITS; LABOR MATTERS.

            (a) SCHEDULE 4.23(a) OF THE DISCLOSURE SCHEDULES sets forth a list of all material "employee benefit plans," as defined in section 3(3) of ERISA (whether or not subject to ERISA) other than a "multiemployer plan," as defined in Section 3(37) of ERISA, and each material cafeteria, material bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, loan, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, under which any Employee or former Employee (including any beneficiaries and dependents thereof) is or may become eligible to participate or derive a benefit and that is or has been maintained, established or contributed to or required to be contributed to by Allegiance ("EMPLOYEE BENEFIT PLANS"). With respect to each Employee Benefit Plan, a copy of each of the following documents (if applicable) has been PROVIDED or made available to Buyer: (i) the most recent plan document for any Employee Benefit Plan covered by ERISA and all amendments thereto; (ii) the most recent summary plan description; (iii) the most recent trust document or any third party funding vehicle (including insurance) and all amendments thereto; (iv) the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, and the most recent IRS determination letter. All contributions required to have been made by Allegiance under any Employee Benefit Plan or any applicable Law to any trusts established thereunder or in connection therewith have been made by the due date therefore (including any extensions). The Employee Benefit Plans have been administered in accordance with their terms in all material respects and are in compliance with applicable Law in all material respects. Neither Allegiance nor any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Allegiance under
Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") have at any time within the last six years, maintained, contributed to, or had any obligation to contribute to, or has any liability (fixed or contingent) with respect to, any "single-employer plan" as defined in Section 4001(a)(15) of ERISA or any plan subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLAN").

            (b) Each Employee Benefit Plan intended to be qualified under
Section 401(a) of the Code, and the trust (if any) forming a part thereof, is qualified and tax exempt under Code Section 401(a) and 501(a) and has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under
Section 501(a) of the Code, which determination letter covers the GUST Amendments and to the Knowledge of Sellers, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

            (c) Allegiance does not provide nor is it obligated to provide, any life insurance or health benefits, including prescription drugs (whether or not insured) to any individual after his or her termination of employment or service with any of the Sellers or the Operating Subsidiaries, except as may be required under COBRA and at the expense of the individual or the individual's beneficiary and except as PROVIDED under severance agreements. Sellers and their ERISA Affiliates which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied in all material respects with the notice and continuation requirements of COBRA and the regulations thereunder and comparable state laws.

            (d) SCHEDULE 4.23(d) OF THE DISCLOSURE SCHEDULES lists each multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Sellers or their ERISA Affiliates are obligated to contribute ("MULTIEMPLOYER PLAN"), and there is no potential liability under any other multiemployer plan to which the Sellers or their ERISA Affiliates are, or within the preceding six
(6) years were, obligated to contribute. To Sellers' Knowledge: (i) no condition exists and (ii) no event has occurred with respect to any Multiemployer Plan that presents a material risk of a complete or partial withdrawal of the Sellers or any ERISA Affiliate under subtitle E of Title IV of ERISA and the Sellers and their ERISA Affiliates have not, within the preceding six years, withdrawn in a complete or partial withdrawal from any multiemployer plan or incurred any contingent liability under Section 4204 of ERISA. To the Sellers' Knowledge, no Multiemployer Plan is in "reorganization" or "insolvent."

            (e) There are no collective bargaining agreements with any labor union representing Employees. There is no Employee labor strike, dispute, slowdown, or stoppage pending or, to the Sellers' Knowledge, threatened by Employees against Allegiance. To Sellers' Knowledge: (i) no collective bargaining agreement is currently being negotiated and (ii) no organizing effort is currently being made or has been threatened with respect to the Employees. Allegiance is and has been in material compliance with all Laws relating to employment practices, terms and conditions of employment (including termination of employment), wages, hours of work and occupational safety and health, and worker classification and at all times since November 23, 1999, has been in material compliance with the requirements of the Immigration Reform Control Act of 1986. Allegiance is in compliance with WARN and any similar state or local "mass layoff" or "plant closing" Law in all material respects. There is no unfair labor practice complaint pending or, to Sellers' Knowledge, threatened against Allegiance before the National Labor Relations Board.

            (f) There is no Assumed Contract covering any person that, individually or collectively, could give rise to the payment of any amount that would constitute an "excess parachute payment" within the meaning the Section 280G of the Internal Revenue Code or any similar provision of foreign, state or local Law.

          4.24 LITIGATION. Except as set forth on SCHEDULE 4.24 OF THE DISCLOSURE SCHEDULES and for Claims that will be discharged pursuant to the Bankruptcy Court Order:

            (a) other than the Cases, there is no Litigation pending or, to Sellers' Knowledge, threatened against, relating to or affecting Allegiance or any Subsidiary with respect to the Business or any of the Acquired Assets which would reasonably be expected (i) to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or (ii) to have a Material Adverse Effect; and

            (b) except for Orders of the Bankruptcy Court, there are no Orders outstanding against Allegiance which would reasonably be expected to have a Material Adverse Effect.

          4.25 NETWORK FACILITIES. SCHEDULE 4.25 OF THE DISCLOSURE SCHEDULES contains certain information relating to Allegiance's network. SCHEDULE 4.25 OF THE DISCLOSURE SCHEDULES sets forth: (i) for each segment, the number of fibers, fiber miles owned or leased by Allegiance, route and name of third party provider, if any and (ii) for Allegiance's IP backbone, route and circuit type (including DS3s, OC3s, OC12s, OC48 and lambda waves). The information provided on SCHEDULE 4.25 OF THE DISCLOSURE SCHEDULES is accurate and current in all material respects.

          4.26 BANK ACCOUNTS. SCHEDULE 2.1(n) OF THE DISCLOSURE SCHEDULES contains a true and complete list of all of Allegiance's bank accounts and lock-boxes.

          4.27 SUBSIDIARIES. Except for ATCW, the Operating Subsidiaries and Shared Technologies, ATI has no Subsidiaries.

          4.28 LIMITATIONS ON SELLERS' REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Agreement, Sellers make no other express or implied representation or warranty, including, representations or warranties as to the condition of the Acquired Assets, their contents, the income derived or potentially to be derived from the Acquired Assets or the Business and Sellers hereby expressly disclaim all such representations or warranties of any kind or nature, or the expenses incurred or potentially to be incurred in connection with the Acquired Assets or the Business. Sellers are not, and will not be, liable or bound in any manner by express or implied warranties, guarantees, statements, promises, representations or information pertaining to the Acquired Assets or the Business, made or furnished by any Representatives or other person representing or purporting to represent Sellers, unless and to the extent the same is expressly set forth in this Agreement.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows:

          5.1 EXISTENCE, GOOD STANDING AND POWER. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate the property it now owns, leases and operates. Buyer has all requisite power and authority to conduct its business as presently conducted, to execute and deliver this Agreement, the Transaction Documents and to perform its obligations hereunder and thereunder. Buyer is duly authorized, qualified and licensed to transact business as a foreign corporation, and is in good standing, in every jurisdiction where the nature of its business conducted by it or the properties owned or licensed by it requires qualification, except where that failure would not have a material adverse effect on Buyer or its business, or the consummation of the transactions contemplated by this Agreement.

          5.2 AUTHORITY. The execution, delivery and performance of this Agreement and the Transaction Documents to which Buyer is or will be a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer.

          5.3 EXECUTION AND BINDING EFFECT. This Agreement has been, and each of the Transaction Documents to which Buyer is or will be a party has been or will be at Closing, duly and validly executed and delivered by Buyer and constitutes, and this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other parties thereto), a valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          5.4 NO VIOLATION. Except as disclosed in the attached SCHEDULE 5.4 OF THE DISCLOSURE SCHEDULES, the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under (a) the certificate of incorporation or bylaws of Buyer or any resolution adopted by the board of directors of Buyer and not rescinded, (b) any agreement or other instrument to which Buyer is a party or by which Buyer or any of its properties or assets is bound, (c) any Order of any Governmental Entity to which Buyer is bound or subject or (d) any Law applicable to or binding on Buyer or any of its properties or assets except, in the case of clauses (b)-(d), for such conflicts, violations, breaches, defaults or creation of rights as would not, individually or in the aggregate, have a material adverse effect on the business of Buyer or the ability of Buyer to consummate the transactions contemplated by this Agreement and each of the Transaction Documents.

          5.5 THIRD PARTY APPROVALS. Except for (a) any approvals required in order to comply with the provisions of the HSR Act, (b) any FCC Consent and State PUC Consent as required by applicable Law and (c) any other third party approvals as are reflected on the attached SCHEDULE 5.5 OF THE DISCLOSURE SCHEDULES, the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons which have not been obtained by Buyer.

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          5.6  BROKERS AND FINDERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Buyer or any of its Affiliates.

          5.7 FINANCING. As of the date hereof and as of the Closing Date, Buyer has and will have sufficient unrestricted funds on hand or committed lines of credit to consummate the transactions contemplated by this Agreement (including the payment of all fees and expenses incurred in connection with the transactions contemplated hereunder).

          5.8 SEC FILINGS. Buyer has made all required filings with the SEC since December 31, 2001. The Form 10-K filed with the SEC for Buyer's year ended December 31, 2002 and the Form 10-Q filed with the SEC for Buyer's quarter ended September 30, 2003 (the "FORM 10-Q"), as of the dates of their respective filings, each complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC filing and such SEC filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.9 CAPITALIZATION. The Form 10-Q sets forth the authorized shares of capital stock of the Buyer as of the date hereof and the number of shares of its common stock that were issued and outstanding as of October 28, 2003. The XO Common Stock of Buyer to be delivered at Closing will be validly and legally issued, free and clear of any and all Liens, and will be fully paid and non-assessable.

          5.10 LIMITATIONS ON SELLERS' REPRESENTATIONS AND WARRANTIES. Buyer acknowledges and agrees that it shall acquire the Acquired Assets "AS IS," "WHERE IS" and "WITH ALL FAULTS" on the Closing Date and after giving effect to the Closing, subject to the terms and conditions of this Agreement.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

          6.1 CONDUCT OF BUSINESS. Except for the Operational Restructuring Activities, as expressly contemplated by this Agreement (including the prosecution of the Cases) or as otherwise consented to by Buyer in writing, during the period from the date of this Agreement and continuing until the Early Funding Date, each Seller shall and shall cause each Operating Subsidiary to:

            (a) (i) conduct its business in the Ordinary Course of Business and
(ii) keep the Acquired Assets intact in accordance with the Ordinary Course of Business and not transfer any of such assets to Shared Technologies;

            (b) not knowingly take or fail to take any action if the intent of such action or failure to act is or would be to cause any representation or warranty of Sellers made in ARTICLE IV to be untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

            (c) not waive, release, grant, transfer or permit to lapse any rights of value, to which any Seller or any Operating Subsidiary has any right on the date of this Agreement other than immaterial waivers in the Ordinary Course of Business;

            (d) comply in all material respects with all provisions of any Assumed Contract to which such Seller or Operating Subsidiary is a party;

            (e) comply in all material respects with all applicable Laws that relate to or affect the operation of the Business;

            (f) not enter into any new or amended contract, agreement, side letter or memorandum of understanding with any unions representing Employees;

            (g) notify Buyer in writing of any incidents or accidents occurring on or after the date of this Agreement involving any property owned or operated by any Seller or Operating Subsidiary that resulted or could reasonably be expected to result in damages or losses in excess of One Million Dollars ($1,000,000);

            (h) notify Buyer in writing of the commencement of any material Litigation against any Seller or any Operating Subsidiary;

            (i) not enter into any business or arrangement or otherwise take any action that would reasonably be expected to have a material adverse impact on the ability of the Sellers and the Buyer to obtain any material consents of Governmental Entities necessary in connection with this Agreement;

            (j) not enter into any Contract containing covenants purporting to limit the freedom of any Seller or any of their respective Affiliates to compete or participate in any line of business or activities in any geographic area ("NON-COMPETE COVENANTS");

            (k) not enter into any material Contract or renew, fail to renew, extend, terminate, reject, amend, modify or waive any material provision of any Contract designated with an asterisk on SCHEDULE 4.20 TO THE DISCLOSURE SCHEDULES, except (i) that if within five (5) Business Days after notice provided by Sellers to Buyer of its intent to take any such actions, Buyer does not object in writing to Sellers, then Buyer shall be deemed to have provided consent to such action and (ii) for those actions for which a motion has been filed with the Bankruptcy Court on or prior to the date hereof; and

            (l) not enter into any agreement or understanding in excess of twelve months with any other party containing any exclusivity or similarly restrictive provision.

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          Notwithstanding anything herein to the contrary, Sellers shall have the right to consummate a sale of (i) the shared web hosting business segment of the Business (the "SHARED HOSTING BUSINESS"), (ii) the Owned Real Property, and/or (iii) the assets or capital stock of Shared Technologies, and retain any proceeds from any such transactions as an Excluded Asset.

          Notwithstanding anything herein to the contrary, Allegiance shall have the right, subject to Bankruptcy Court approval, but only after the Sale Order Approval Date, to pay up to $100 million of the amount outstanding under its Senior Credit Agreement.

          6.2  TRANSITION; OPERATING AGREEMENT.

            (a) As promptly as practicable after the execution and delivery of this Agreement and in any event within the earlier of (A) forty-five (45) days thereafter and (B) the Closing Date, Sellers and Buyer shall use their best efforts to (i) identify the Non-Transferred Assets and (ii) design and implement a plan (the "TRANSITION PLAN") to effectuate the separation of the Non-Transferred Assets to be retained by Sellers, in order to facilitate the transfer of the Non-Transferred Assets to Buyer as promptly as possible upon subsequent receipt of any necessary consents. Such plan shall include the ability of Sellers to (1) retain the stock of any Operating Subsidiary containing a Non-Transferred Asset or (2) distribute any Non-Transferred Asset to ATI, ATCW, any of their Affiliates or a trust established for the purpose of acquiring each non-Transferred Asset. Subject to applicable law, Buyer shall have ultimate discretion regarding the terms of such Transition Plan; provided, that Buyer shall not require the transfer of any Non-Transferred Assets in violation of any contractual obligations of Sellers or that would otherwise adversely impact Sellers', Operating Subsidiaries' or Shared Technologies' Chapter 11 estate. The Transition Plan shall be subject to amendment from time to time as reasonably appropriate to achieve the foregoing objective and permit the Closing to occur on the Closing Date. Sellers and Buyer shall exercise their best efforts to implement the Transition Plan, as it may be amended from time to time, to provide for separation of the Non-Transferred Assets prior to the Closing and the transfer of Non-Transferred Assets as promptly as possible.

            (b) Sellers and Buyer shall enter into an Operating Agreement substantially in the form of EXHIBIT H hereto effective as of the Early Funding Date. Pursuant to and as set forth in the Operating Agreement, Buyer shall agree to provide management and related services to Sellers, on behalf of Sellers and subject to the ultimate direction of Sellers and consistent with all applicable law and regulation. Pursuant to SECTIONS 1.1 and 2.5, (i) at such time as any necessary FCC Consent and/or State PUC Consent shall have been issued and (ii) the parties shall have received any necessary ILEC consents, or the notice period shall have expired, for the assignment of any Required Interconnection Agreements, the corresponding Non-Transferred Assets shall be transferred to Buyer and Buyer shall assume all related Assumed Liabilities.

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

          6.3  REORGANIZATION PROCESS.

            (a) Unless Sellers shall have delivered an Early Closing Election, Sellers shall, as soon as reasonably practicable after the date hereof, prepare and file with the Bankruptcy Court: (i) a Disclosure Statement with respect to the Bankruptcy Plan meeting the requirements of section 1125(b) of the Bankruptcy Code (the "DISCLOSURE STATEMENT"); (ii) a motion to approve the Disclosure Statement; and (iii) the Bankruptcy Plan (items (i) through (iii) collectively, the "APPROVAL MOTIONS"). Unless Sellers shall have delivered an Early Closing Election, the Bankruptcy Plan, any and all exhibits and attachments to the Bankruptcy Plan, the Disclosure Statement, and the other Approval Motions and the orders approving the same (including the Confirmation Order) to the extent any of the foregoing adversely impacts the Sale Assets shall be reasonably acceptable in form and substance to the Buyer. Sellers and the Operating Subsidiaries shall have the sole discretion to negotiate, propose and implement the terms of the Bankruptcy Plan as they relate to the treatment of creditors and the distributions on account of such creditors' claims in any manner not inconsistent with the Transaction Documents. Until the Closing, the Sellers shall consult with the Buyer and obtain Buyer's consent, which shall not be unreasonably withheld, prior to taking any material action with respect to the Cases. Unless Sellers shall have delivered an Early Closing Election, the Buyer shall provide the Sellers with all information concerning the Buyer required to be included in the Disclosure Statement. This SECTION 6.3(a) shall not be applicable if Sellers shall have delivered an Early Closing Election.

            (b) The Confirmation Order shall provide, among other things, that
(i) the Bankruptcy Plan has been proposed in good faith and not by any means forbidden by Law, (ii) Buyer and its Affiliates, and their respective members, shareholders, partners and Representatives are released from any claims of any party related to Sellers, the Business or the Cases, whether arising prior to or during the Cases, except for the Assumed Liabilities, (iii) Buyer and its Affiliates, and their respective members, shareholders, partners and Representatives have acted in "GOOD FAITH" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Bankruptcy Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation and any other release provisions set forth in the Bankruptcy Plan and (iv) all Persons are enjoined from commencing any action in violation of such release and exculpation provisions. This SECTION 6.3(b) shall not be applicable if Sellers shall have delivered an Early Closing Election.

            (c) The Sellers shall take such actions and cause any filings and actions to be taken by one or more of the Sellers as applicable in compliance with the dates set forth in the timetable attached hereto as EXHIBIT J; PROVIDED, HOWEVER, that in the event Sellers shall have delivered an Early Closing Election, any such filings and actions relating to the Bankruptcy Plan or Disclosure Statement shall no longer be required or subject to the timetable attached hereto as EXHIBIT J.

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

            (d) Prior to the Closing, neither any Seller nor any Operating Subsidiary shall, without the prior written consent of Buyer:

               (i) seek or consent to the conversion of the Cases to cases under chapter 7 of the Bankruptcy Code or the appointment of a trustee or examiner with managerial powers under section 1104 of the Bankruptcy Code;

               (ii)   consent to any relief from the automatic stay under
section 362 of the Bankruptcy Code with respect to any Acquired Assets having an aggregate market value of more than $150,000;

               (iii) file any plan of reorganization other than the Bankruptcy Plan, file any material amendment to the Bankruptcy Plan, consent to the reduction of the exclusivity period under section 1121 of the Bankruptcy Code for the filing of a plan of reorganization (the "EXCLUSIVITY PERIOD") or fail timely to file motions seeking to obtain orders of the Bankruptcy Court extending the Exclusivity Period; PROVIDED, HOWEVER, that in the event Sellers shall have delivered an Early Closing Election, this SECTION 6.3(d)(iii) shall be inapplicable;

               (iv) sell or abandon, or file any motion to sell or abandon, any Acquired Assets, other than sales in the Ordinary Course of Business or except as contemplated by the Operational Restructuring Activities;

               (v) commence or continue to prosecute Avoidance Actions against any Seller or Operating Subsidiary or related to the Business, or against any employee of, creditor of or other party to a contract with any Seller or Operating Subsidiary;

               (vi) commence or continue any Claims that Sellers or any of their respective Affiliates may have against any active Employee of, creditor of or other party to an existing Contract with any Seller or Operating Subsidiary (other than Contracts that are Excluded Assets); or

               (vii) authorize, or commit or agree to take, any of the foregoing actions.

            (e) At the Closing, Sellers shall reject in the Cases all Executory Contracts that do not constitute Assumed Contracts other than any such Executory Contracts (A) relating to the Excluded Assets or (B) assigned to any other Person. At Buyer's written request, Sellers shall delay the effective date of the rejection of any Executory Contract designated by Buyer; PROVIDED THAT, for any such delay in the effective date, Buyer shall be responsible for all expenses directly or indirectly arising due to such delay in effective date on or after the Closing Date. PROVIDED, FURTHER, that if Buyer requests a delay in rejection of an Executory Contract that results in rejection beyond the Closing Date, then Sellers shall retain such Executory Contract and it shall be treated as a Non-Transferred Asset and subject to (i) SECTIONS 2.5 and 6.2 hereof, and
(ii) the Operating Agreement.

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

            (f) At Buyer's reasonable direction and sole expense, Sellers (i) shall file all requisite pleadings with the Bankruptcy Court, or any other applicable forum, to recharacterize any capital lease as a secured financing,
(ii) agree, after the Sale Order Approval Date, to assume or reject any capital lease, in whole or in part, to the extent portions of such lease are severable, and (iii) agree to allow Buyer to participate in any negotiations with counterparties with respect to restructuring or recharacterizing the capital leases. The Sale Order shall provide that the Buyer has standing to participate in any disputes regarding such capital leases.

          6.4 INSURANCE. Effective upon the Closing, to the extent Allegiance's insurance policies are designated by Buyer as Non-Transferred Assets, Allegiance shall take all actions necessary to cause Buyer to be designated as an additional loss-payee on such policies and shall maintain such insurance policies on the same terms as currently in effect at Buyer's sole expense.

          6.5  ACCESS; TRANSITION COMMITTEE; INFORMATION RIGHTS.

            (a) Subject to any relevant Antitrust Laws, from the date hereof until the Closing Date, Sellers shall allow Buyer's employees and other Representatives during regular business hours (and in a manner so as not to interfere with the normal business operations of Sellers) to make such investigation of the Sellers' employees, the Business and Sellers' books and records related thereto, as Buyer reasonably deems necessary or advisable, and Sellers shall instruct Sellers' employees to cooperate in any such investigation. Buyer shall be permitted to make extracts from or to make copies of such books and records.(1)

            (b) From and after the Closing Date, Buyer hereby acknowledges that it shall grant to Sellers upon Sellers' request full and complete access, as promptly as practicable but in no event no later than two (2) days after receiving a request, to any records related to Sellers' operation of the Business prior to the Closing Date, upon Sellers' request, and Sellers shall be permitted to copy, and retain a copy of, any such records. Buyer shall keep such records in a manner consistent with Buyer's past practice and such records shall not be destroyed until the later of seven (7) years from the Closing Date or the conclusion of all bankruptcy proceedings related to the Business. Sellers hereby agree that from and after the Closing Date they will grant to Buyer upon Buyer's reasonable request access during normal business hours (and instruct its employees to reasonably cooperate with Buyer), in a reasonably prompt manner but in any event no later than five (5) days after receiving a request, to any tax records relating to the Acquired Assets or to Allegiance's operation of the Business prior to the Closing Date (including any Tax Liabilities for which Buyer may be held liable). Buyer shall be permitted to copy, and retain a copy of, any such records (including any Tax Returns). To the extent that any Seller retains any books and records related to the Business, such Seller shall keep such records in a manner consistent with

----------
(1) NOTE: During the period from the Early Funding Date through the Closing Date the Operating Agreement shall contain broad access rights.

Sellers' past practice and such records shall not be destroyed before such Seller offers such records to Buyer.

            (c) Subject to any relevant Antitrust Laws, immediately upon the Bankruptcy Court approval of the Sale Order and subject to compliance with any regulatory restrictions, Allegiance and Buyer shall establish a joint transition committee (the "COMMITTEE") to plan the steps necessary to efficiently implement the purchase of the Business by Buyer and to agree upon changes to the Business which will increase operating efficiencies. The Committee will be chaired by a Buyer Representative, shall have one (1) individual from Communications Technology Advisors LLC ("CTA") (who shall be entitled to attend all meetings and receive all documents prepared for the Committee) shall have appropriate Representatives of both Allegiance and Buyer, and shall meet in person or telephonically as frequently as shall be reasonably determined by Buyer. The Committee shall establish working groups to discuss the following specific aspects of the transactions contemplated hereby: (i) human resources, (ii) network, (iii) operations, (iv) sales and marketing, (v) finance and (vi) information technology and shall agree as promptly as possible as to actions that will be taken to more efficiently operate the Business prior to Closing; PROVIDED that no such actions implemented prior to Closing shall have, or be reasonably expected to have, a detrimental impact on the ability of Allegiance to conduct the auction in a manner customary in similar proceedings, and further PROVIDED that all such actions shall be conducted in full compliance with the relevant Antitrust Laws. All reasonable costs associated with the establishment and the operation of the Committee shall be borne by Buyer. Prior to any meetings of the Committee, Allegiance and Buyer shall implement appropriate procedures for the protection of the confidential information of both Allegiance and Buyer in the event the transaction is not concluded for any reason.

            (d) As soon as practicable, but in no event less than fifteen (15) days after the end of each month, ATI shall provide Buyer with a copy of its monthly flash report, together with a performance report of the Total Retail Net Ending Lines (as of the end of the month covered by the flash report) and Total Gross End User Revenue (as of the end of the month covered by the flash report), including a certification as to the number of Scheduled Future Installs and Scheduled Future Disconnects as of the end of the month covered by the flash report.

          6.6 PUBLIC ANNOUNCEMENTS. Neither Seller nor any Operating Subsidiary shall issue a press release or otherwise make any public statements with respect to the transactions contemplated hereby, except as may be required by Law, by obligations pursuant to any listing agreement with any national securities exchange or over-the-counter market or with respect to filings to be made with the Bankruptcy Court in connection with this Agreement (in which case such Seller shall notify Buyer as promptly as practicable and prior to making such public statement), without the prior consent of Buyer, which consent shall not be unreasonably withheld or delayed. To the extent reasonably practicable, Buyer shall consult with ATI before Buyer issues any press release or otherwise makes any public statements with respect to the transactions contemplated hereby and consider any comments ATI may have with respect thereto.

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          6.7  NOTIFICATION OF CERTAIN MATTERS. Allegiance shall give prompt notice to Buyer, and Buyer shall give prompt notice to Allegiance, of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any written objection, litigation or administrative proceeding that challenges the transactions contemplated hereby or the entry of the Bidding Procedures Order or the Sale Order.

          6.8  EMPLOYEES.

            (a) Sellers shall deliver to Buyer not later than fifteen (15) Business Days after the date of this Agreement: a complete and accurate schedule (the "EMPLOYEE SCHEDULE") setting forth, as of a recent date prior to the delivery of the Employee Schedule, (x) the name and position of each Employee,
(y) the annual base salary or hourly rate, as applicable, for each Employee and
(z) the date each Employee commenced employment with Allegiance. Sellers and Buyer shall cooperate in identifying those employees for which Buyer shall offer full-time employment effective as of the Closing Date.

            (b) Buyer anticipates extending offers of employment to substantially all of Allegiance's Employees who provide services related to or associated with the Acquired Assets. Buyer shall make offers of employment in accordance with its normal hiring practices. Those Employees who accept Buyer's offer of employment effective as of the Closing Date are referred to as the "TRANSFERRED EMPLOYEES." Following the Closing, Buyer shall provide any Employee who does not receive an offer of employment from the Buyer and any Employee who receives an offer of employment which does not provide for the terms of employment described in SECTION 6.8(d) with severance benefits in accordance with Allegiance's severance policies and past practice, PROVIDED, HOWEVER, any Transferred Employee shall not be eligible to receive severance benefits pursuant to this Agreement.

            (c) Pursuant to the "Alternative Procedure" provided in section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Buyer and Sellers shall report on a predecessor/successor basis as set forth therein, (ii) Sellers will be relieved from filing a Form W-2 with respect to the Transferred Employees and
(iii) Buyer will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee for the year that includes the Closing Date (including the portion of such year that such Employee was employed by Allegiance). Sellers will provide Buyer on a timely basis with all payroll and employment-related information with respect to each such Employee.

            (d)

               (i) Buyer shall grant each Transferred Employee service credit with Sellers (based on the employment commencement date set forth in the Employee Schedule), for purposes of eligibility and participation in the benefit plans, programs and arrangements (including the vacation and the severance policies), of Buyer, excluding

                                       48
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service credit for benefit accruals under the defined benefit pension plan and eligibility for the retiree medical plan.

               (ii) Unless otherwise required by any collective bargaining agreement to which any of Buyer's employees are subject to as of the Closing Date, with respect to Transferred Employees who will be subject to such collective bargaining agreement after the Closing, effective on the Closing Date, Buyer shall provide the Transferred Employees with (i) a salary or regular wage rate and bonus opportunity (if applicable) which is substantially the same in the aggregate as the salary or wage rate received or bonus opportunity available to such Transferred Employee immediately prior to the Closing, (ii) a job location no more than 75 miles from such Transferred Employee's current job location and (iii) health, welfare and other employee benefits on the same basis as similarly situated employees of Buyer (or an Affiliate of Buyer), as determined by Buyer and in accordance with the terms of the plans governing such benefits.

               (iii) As of the Closing Date, Buyer (or an Affiliate of Buyer) shall credit the Transferred Employees for all deductibles and out-of pocket expenses incurred by the Transferred Employees with respect to such benefits during the calendar year in which the Closing Date occurs and shall further waive (to the extent waived under Sellers' employee benefit plans) all pre-existing conditions, exclusions and waiting periods under Buyer's employee benefit plans for Transferred Employees.

               (iv) Except as otherwise provided in this Agreement, Buyer shall not assume any Employee Benefit Plan or any liability or obligation thereunder, and, except as expressly provided in this SECTION 6.8, the terms of a Transferred Employee's employment with Buyer (or an Affiliate) after the Closing shall be upon such terms and conditions as Buyer, in its sole discretion, shall determine.

            (e) Sellers and any Operating Subsidiary shall cause the accounts of all Transferred Employees under any tax-qualified defined contribution plan maintained by Sellers or any Operating Subsidiary to become fully vested as of the Closing, and shall permit distribution of such accounts in accordance with the terms of any such plan. Notwithstanding the foregoing, Sellers or any Operating Subsidiary shall amend such defined contribution plan to permit the rollover of promissory notes evidencing outstanding participant loans of Transferred Employees, without default of such loan, to a tax-qualified defined contribution plan established by Buyer, and Buyer shall cause, as of a specified date within 90 days of Closing as determined by Buyer, such plan to accept such rollovers, PROVIDED that Allegiance has provided the Buyer evidence satisfactory to the Buyer of the qualified status of the Allegiance's Internal Revenue Code
Section 401(k) arrangement under Internal Revenue Code Section 401(a). Buyer shall take all action necessary and appropriate to ensure that, as of the Closing, Buyer maintains a tax-qualified defined contribution plan.

            (f) Allegiance shall cause, and Buyer agrees to assume, the health care and dependent care flexible spending accounts (and any corresponding assets and liabilities thereto) maintained with respect to Transferred Employees under any cafeteria

                                       49
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plan maintained by Allegiance to be transferred to Buyer's flexible benefits plan in accordance with IRS Revenue Ruling 2002-32.

            (g) Allegiance shall not, at any time between the date hereof and the Early Funding Date, or at any time prior to 60 days after the Early Funding Date, effectuate a "plant closing" or "mass layoff," as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or Employee, without complying with the notice requirements and other provisions of the WARN Act except to the extent arising from Buyer's actions, in which case Buyer shall be responsible for any Liabilities related thereto. In order to protect all parties, to the extent required by the WARN Act, Sellers agree to give notice in compliance with the WARN Act in a form satisfactory to Buyer, to all Employees required under the WARN Act to receive such notice not less than sixty (60) days and no more than ninety (90) days prior to the anticipated Closing Date, and shall repeat such notice, if necessary, due to any delay of Closing; PROVIDED, HOWEVER, to the extent any Seller is unable to provide notice in compliance with the WARN Act due to any act, omission or direction of Buyer, Buyer shall be responsible for any Liabilities related thereto.

            (h) Except where prohibited by law, Sellers shall provide promptly to Buyer, at Buyer's request, any information or copies of personnel records (including addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees or relating to the service of Transferred Employees with Sellers prior to the Closing. Sellers and Buyer shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this SECTION 6.8(h).

            (i) As part of the Transition Plan, certain Employees of Sellers will be retained by Sellers as of the Closing. Those Employees may or may not be Transferred Employees as referenced in this SECTION 6.8. The parties will cooperate in developing the Transition Plan such that, to the extent permitted by law, such Employees are subject to the same terms and conditions as they would have been if they had not been retained by Sellers at Closing, and instead had become Transferred Employees or been terminated, as the case may be, at Closing. For purposes of SECTIONS 6.8(a), (b), (c), (d), (e), (f) and (h) in the case of an Employee who remains with the Sellers subsequent to the Closing Date for the purposes of continuing to conduct the Business with respect to the Non-Transferred Assets and who receives and accepts an offer of employment from the Buyer post-Closing, references to the "Closing Date" shall be replaced with the date of hire by the Buyer, or as otherwise specified in the Operating Agreement.

          6.9 FURTHER AGREEMENTS. Sellers authorize and empower Buyer after the Closing Date to receive and to open all mail received by Buyer relating to the Acquired Assets, the Business or the Assumed Liabilities and to deal with the contents of such communications in any proper manner. Sellers shall (a) promptly deliver to Buyer, any mail or other communication received by them after the Closing Date, (b) promptly wire transfer in immediately available funds to Buyer, any cash, electronic credit or deposit received by Sellers and
(c) promptly forward to Buyer, any checks or other

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instruments of payment that it received, in each case relating to the Acquired
Assets, the Business or the Assumed Liabilities. Buyer shall (a) promptly deliver to Sellers, any mail or other communication received by it after the Closing Date, (b) promptly wire transfer in immediately available funds to ATI, any cash, electronic credit or deposit received by Buyer and (c) promptly forward to ATI, any checks or other instruments of payment that it receives, in each case relating to the Excluded Assets or any Excluded Liabilities. From and after the Closing Date, Sellers shall refer all inquiries with respect to the Business, the Acquired Assets and the Assumed Liabilities to Buyer, and Buyer shall refer all inquiries with respect to the Excluded Assets and the Excluded Liabilities to Sellers.

          6.10 PAYMENT OF TRANSFER TAXES AND TAX FILINGS.

            (a) Fifty percent (50%) of all Transfer Taxes arising out of the transfer of the Acquired Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be paid by each of Buyer on the one hand and Sellers on the other hand. The parties shall use commercially reasonable efforts to have included in the Sale Order and Confirmation Order a provision that provides that the transfer of the Acquired Assets shall be free and clear of any stamp or similar taxes under section 1146(c) of the Bankruptcy Code. At least twenty (20) Business Days prior to Closing, Sellers shall submit to Buyer a list of all Transfer Taxes (by tax name, tax jurisdiction and general description of the Acquired Assets subject to such tax) that it anticipates collecting from Buyer at Closing. Buyer may submit to Sellers evidence that it believes such Transfer Tax should not be applicable. Sellers shall review such evidence in a timely and good faith manner and respond to Buyer prior to Closing. Sellers and Buyer shall cooperate to timely prepare and file any returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes.

            (b) Each party shall furnish or cause to be furnished to the others, upon request, as promptly as practicable, such information and assistance relating to the Acquired Assets and the Business as is reasonably necessary for filing of all Tax Returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return.

            (c) Sellers acknowledge and agree that Buyer shall have an administrative expense claim with respect to Sellers' share of any Transfer Taxes arising out of the transfer of the Acquired Assets under this SECTION 6.10 that have not been paid when due.

          6.11 FILING OF TAX RETURNS.

          Sellers shall prepare and file, or cause to be prepared and filed, all Tax Returns for or on behalf of Sellers and any Affiliated Group that are required to be filed for periods that include or end on or prior to the Closing Date. Subject TO SECTION 2.3(c),

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Sellers shall pay, or shall cause to be paid, all Taxes due and payable by
Sellers with respect to periods that include or end on or prior to the Closing Date when due.

          6.12 PRORATION OF TAXES AND CERTAIN CHARGES. Except as provided in
SECTION 6.10, all real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Acquired Assets for any taxable period that includes the day before the Early Funding Date and ends after the Early Funding Date, whether imposed or assessed before or after the Early Funding Date, shall be prorated between Sellers and Buyer as of 12:01 A.M. on the Early Funding Date. If any Taxes subject to proration are paid by Buyer, on the one hand, or Sellers, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund). Notwithstanding the foregoing proration, any interest, penalties or additions to Tax relating to a Tax that is subject to proration shall be borne by the party whose actions or omissions gave rise to such item, and shall be reimbursed (and any refund remitted) consistent with the preceding sentence.

          6.13 BEST EFFORTS.

            (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Laws and regulations to ensure that the conditions set forth in this Agreement are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including prosecuting confirmation of the Bankruptcy Plan notwithstanding the objection of any party in interest. Subject to the terms and conditions of this Agreement, the parties shall not take any action or refrain from taking any action, the effect of which would be to delay or impede the ability of Allegiance and Buyer to consummate the transactions contemplated by this Agreement, unless in such party's reasonable judgment, taking such action or refraining from action is consistent with achieving the ultimate objective of consummating the transactions contemplated hereby.

            (b) Without limiting the generality of the foregoing, the parties hereto shall furnish to each other such necessary information and reasonable assistance, as each may request in connection with preparation and filing of applications and motion papers, including the Sale Motion needed to obtain Bankruptcy Court approval of the transactions contemplated by this Agreement.

          6.14 HSR ACT AND GENERAL GOVERNMENTAL CONSENTS.

            (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its respective best efforts to (1) obtain from any Governmental Entity, any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Sellers or Buyer or any of their respective

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Subsidiaries, or to avoid any action or proceeding by any Governmental Entity
(including those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, (2) subject to any restrictions under Antitrust Laws (as defined herein), to the extent practicable, (A) promptly notify each other of any communication to that party from any Governmental Entity with respect to this Agreement and the transactions contemplated hereby,
(B) permit a Representative of the other party reasonably acceptable to the first party to attend and participate in meetings (telephonic or otherwise) with any Governmental Entity and (C) permit the other party to review in advance, as reasonable, any proposed written communication to any Governmental Entity, and
(3) make all necessary filings (including, to the extent applicable, appropriate filing of a notification and report form pursuant to the HSR Act on or prior to the date that is five (5) Business Days after the date of execution of this Agreement), and thereafter make any other required submissions, with respect to this Agreement and the transactions contemplated hereby under any applicable Law. Sellers and Buyer shall cooperate with each other in connection with the making of all such filings, including (i) providing all information required or appropriate for any application or other filing and (ii) as reasonably practicable, providing copies of all such documents to the other party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith.

            (b) In furtherance and not in limitation of the foregoing, the parties shall use their best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws of any Governmental Entity ("ANTITRUST LAWS"). The parties agree to take any action (including agreeing to hold separate or to divest any of the Acquired Assets (a "DESIGNATED CHANGE") that may be required by or would otherwise resolve any objections made by (1) the applicable Governmental Entity (including the Antitrust Division of the United States Department of Justice or the Federal Trade Commission) in order to resolve any objections as such Governmental Entity or authority may have to such transactions under such Antitrust Law, or (2) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, in order to (i) avoid material delay in the closing of such transactions or (ii) avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions. The entry by a court, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, of an order or decree permitting the transactions contemplated by this Agreement, but requiring a Designated Change, or that would otherwise limit the Buyer's freedom of action with respect to, or its ability to retain, the Acquired Assets, shall not be deemed a failure to satisfy the conditions specified in SECTION 7.1(a) or SECTION 7.1(c) hereof. Notwithstanding any other provision of this Agreement, nothing herein shall require Buyer or any of its Affiliates to hold separate or to divest any of the businesses, product lines or assets of Buyer or its Affiliates.

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            (c) Buyer shall bear sole responsibility for all filing fees under the HSR Act.

          6.15 BULK SALES. Each of the parties hereto waives compliance with any applicable provisions of the Uniform Commercial Code Article 6 (bulk sales or bulk transfers) or analogous provisions of Law, as adopted in the states in which the Business is conducted, as such provisions may apply to the transactions contemplated by this Agreement.

           6.16 SALE ORDER. Buyer and Sellers shall cooperate to obtain entry of the Sale Order. With respect to the Assumed Contracts, Buyer shall cooperate with Sellers to provide adequate assurance of future performance as required by section 365 of the Bankruptcy Code.

          6.17 COMPETING TRANSACTION.

            (a) Following the Sale Order Approval Date and until such time as this Agreement has been terminated (other than a termination by Sellers in violation of this Agreement), Sellers shall not, nor shall it authorize or permit any Representative of Sellers to, (A) directly or indirectly solicit, initiate or encourage the submission of any offer or proposal concerning any (x) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of any or all of the Acquired Assets, (y) issuance or sale of any equity interests in any Seller, or (z) transaction pursuant to which any Person will acquire beneficial ownership or the right to acquire beneficial ownership of equity interests in any Seller (any of the foregoing, a "COMPETING TRANSACTION"), (B) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate the making of, any proposal or expression of interest that constitutes or is reasonably likely to lead to a Competing Transaction, or (C) enter into any agreement with respect to any Competing Transaction.

            (b) Allegiance shall not furnish information concerning their business, properties or assets to any third party, except (i) in the Ordinary Course of Business to potential and current vendors, customers and agents, (ii) to Governmental Entities or (iii) pursuant to a confidentiality agreement with terms and conditions no less restrictive than those contained in the Confidentiality Agreement as modified by SECTION 9.9 below. Allegiance shall not release any third party from, or waive any provision of, any such confidentiality agreement to which any Seller is a party other than to the extent a similar release or waiver was granted to Buyer. Sellers shall use reasonable efforts to promptly provide, or identify and make available to Buyer any non-public information concerning Sellers, the Acquired Assets or the Business provided to any other Person after the date hereof which was not previously provided to Buyer. To the extent that this SECTION 6.17(b) conflicts with the Bidding Procedures Order, the Bidding Procedures Order shall govern.

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          6.18 DISCLOSURE SUPPLEMENTS. Prior to the Early Funding Date, Sellers
shall deliver updated Disclosure Schedules hereto with respect to any matter hereafter arising or any information obtained after the date hereof which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules, or which is necessary to complete or correct any information in such schedule or in any representation and warranty of Sellers which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in ARTICLE VII hereof, no such supplement or amendment shall be considered.

          6.19 COMMUNICATIONS LICENSES. Allegiance shall maintain the validity of the Communications Licenses and, except as disclosed on SCHEDULE 4.9 OF THE DISCLOSURE SCHEDULES, comply in all material respects with all requirements of the Communications Licenses and the rules and regulations of the FCC and State PUCs. Allegiance shall use reasonable commercial efforts to (a) refrain from taking any action which may jeopardize the validity of any of the Communications Licenses or result in the revocation, surrender or any adverse modification of, forfeiture of, or failure to renew under regular terms, any of the Communications Licenses, (b) prosecute with due diligence any pending applications with respect to the Communications Licenses, including any renewals thereof, and (c) with respect to Communications Licenses, make all filings and reports and pay all fees necessary or reasonably appropriate for the continued operation of the Business, as and when such approvals, consents, permits, licenses, filings, or reports or other authorizations are necessary or appropriate.

          6.20 FCC APPLICATIONS/STATE PUC APPLICATIONS.

            (a) As promptly as practicable after the execution and delivery of this Agreement and in no event later than three (3) Business Days after the date of execution of this Agreement, the parties hereto shall prepare and file, or cause to be prepared and filed, the necessary application or applications with the FCC seeking the FCC Consents. Each party shall provide the other party with all information necessary for the preparation of such applications on a timely basis, including those portions of such applications which are required to be completed by the first party.

            (b) As promptly as practicable after the execution and delivery of this Agreement and in no event later than ten (10) Business Days after the date of execution of this Agreement, the parties hereto shall prepare and file, or cause to be prepared and filed, the necessary application or applications with the State PUCs seeking the State PUC Consents. Each party shall provide the other party with all information necessary for the preparation of such applications on a timely basis, including those portions of such applications which are required to be completed by the first party. In addition, the parties hereto shall cooperate to make any notice filings required in connection with this matter on a timely basis.

            (c) Each of Buyer and Sellers (or the Operating Subsidiaries where applicable) shall bear its own expenses in connection with the preparation and prosecution of the FCC applications and the State PUC applications. Subject to the

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terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to prosecute the FCC applications and the State PUC applications in good faith and with due diligence before the FCC and the State PUCs and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC applications and the State PUC applications, including furnishing to the FCC and the State PUCs any documents, materials, or other information requested by the FCC and the State PUCs in order to obtain the FCC Consent and the State PUC Consents as expeditiously as practicable. In addition, to the extent practicable, the parties hereto shall use their best efforts to (i) promptly notify each other of any communication to that party from the FCC or any State PUC with respect to the FCC applications or the State PUC applications, as applicable, (ii) permit a Representative of the other party reasonably acceptable to the first party to attend and participate in meetings (telephonic or otherwise) with the FCC or any State PUC and (iii) permit the other party to review in advance, as reasonable, any proposed written communication to the FCC or any State PUC. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC or any State PUC not to grant approval of any FCC application or of any State PUC application or materially delay either such approval, to the material detriment of the other party.

          6.21 COOPERATION ON ENVIRONMENTAL MATTERS. Sellers agree to cooperate with Buyer and to assist Buyer in identifying the permits required under Environmental Laws required by Buyer to operate the business from and after the Closing Date and either transferring existing Environmental Permits of Buyer, where permissible, or obtaining new Environmental Permits for Buyer (at Buyer's sole expense).

          6.22 Intentionally Omitted.

          6.23 NON-COMPETE COVENANTS. Sellers shall use its reasonable efforts to identify to Buyer those material Contracts containing Non-Compete Covenants within ten (10) Business Days following the date of this Agreement.

          6.24 USE OF NAME. Sellers hereby agrees that upon the consummation of the transactions contemplated hereby, Buyer shall be granted a license as set forth in the Operating Agreement to the name "Allegiance Telecom" or similar names, and any other names used in the business to be managed by Buyer pursuant to the Operating Agreement, or any service marks, trademarks, trade names, identifying symbols, logos, emblems or signs containing or comprising the foregoing or otherwise used in the business to be managed by Buyer pursuant to the Operating Agreement, including any name or mark confusingly similar thereto (collectively, the "SELLER MARKS") and Sellers shall not, and shall not permit any of their Affiliates to, use such name or any variation or simulation thereof, except in connection with the completion of the Cases. In furtherance thereof, upon expiration or termination of the Operating Agreement, Sellers shall remove, strike over or otherwise obliterate all Seller Marks from all materials owned by Sellers or the Operating Subsidiaries and used or displayed publicly including any sales and marketing materials, displays, signs, promotional materials and other materials. On or before the Closing, at Buyer's expense, Sellers shall take any action reasonably requested

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by Buyer to perfect the chain of title in all of Sellers' registered trademarks used in the Business.

          6.25 FURTHER ASSURANCES. Buyer shall use commercially reasonable best efforts to obtain any material Governmental Entity License, approval or consent reasonably necessary to operate as a local exchange carrier in any jurisdiction where the Business is operated and Buyer represents and warrants that it or its Affiliate has and, Buyer shall, maintain through the Closing Date such License, approval or consent in California, Illinois, Michigan and Texas.

          6.26 COLOCATION/PRI SERVICES AGREEMENT. At the Early Funding Date, if requested by ATI and subject to Bankruptcy Court approval, ATCW or an Affiliate of ATCW and Buyer shall enter into a Master Services Agreement (the "MASTER SERVICES AGREEMENT"), pursuant to which Buyer shall provide colocation, primary rate interface and other services to ATCW (or such Affiliate) on terms specified on SCHEDULE 6.26 OF THE DISCLOSURE SCHEDULES and as otherwise mutually satisfactory to ATCW and Buyer.

          6.27 OPERATION OF ACQUIRED ASSETS. Upon the Early Funding Date and Buyer's funding of the Purchase Price Escrow Amount and the Adjustment Escrow Amount into the Purchase Price Escrow Account and the Adjustment Escrow Account, respectively, Buyer shall operate the Acquired Assets in accordance with the Operating Agreement; PROVIDED, HOWEVER, that Buyer shall not assume any management or control of Sellers' bankruptcy estate or the Bankruptcy Plan process.

          6.28 REGISTRATION RIGHTS. Buyer agrees to use its best efforts to ensure that the issuance and distribution of the XO Common Stock complies with
Section 1145 of the Bankruptcy Code.

            (a) If Buyer is unable to obtain assurance to its satisfaction that the issuance of the XO Common Stock will be exempt from registration under
Section 5 of the Securities Act, as provided in section 1145 of the Bankruptcy Code, Buyer will promptly and diligently file and cause to become effective, a registration statement registering the XO Common Stock under the Securities Act of 1933, as amended.

            (b) Buyer hereby agrees to cause its legal counsel to issue an opinion reasonably requested by its transfer agent with respect to the issuance of the XO Common Stock, including an opinion that no legend restricting the transfer of such XO Common Stock is required.

          6.29 BUYER SHAREHOLDER APPROVAL.

          Prior to the Early Funding Date, Buyer shall obtain the approval of its shareholders to the extent required to issue the XO Common Stock (the "SHAREHOLDER APPROVAL"). Buyer shall give prompt written notification to Sellers when the Shareholder Approval is obtained.

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          6.30 SELLERS' DISPOSITION OF XO COMMON STOCK.

          Sellers agree that they will not dispose of the XO Common Stock except pursuant to the Bankruptcy Plan.

          6.31 TAX MATTERS.

            (a) Sellers shall use commercially reasonable efforts to provide good faith estimates, prior to the Closing Date, of (i) the adjusted basis in the Acquired Assets (or the amount of any excess loss accounts), (ii) each Operating Subsidiary's adjusted basis in its assets and properties, (iii) the amount of any net operating loss, net capital loss, unused investment or other credits, unused foreign tax credit, or excess charitable contribution (and the carryovers of any of the foregoing) allocable to the Operating Subsidiaries, as well as any limitations that might apply and (iv) the amount of any deferred gain or loss allocable to the Operating Subsidiaries arising out of any intercompany transactions.

            (b) At Buyer's written request, Sellers shall consider such tax elections and other actions with respect to the Operating Subsidiaries that will not adversely affect Sellers, including any election or elections under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended.

            (c) Buyer shall make a reasonable determination of the income tax treatment of the transactions contemplated by this Agreement, (including without limitation whether the transaction qualifies for a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended), and so long as such determination is not adverse to Sellers, Sellers shall file all tax returns in a manner consistent with such determination.

                                   ARTICLE VII
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

          7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLERS. The respective obligations of Buyer, on the one hand, and Sellers, on the other hand, on the Early Funding Date shall be subject to the satisfaction or waiver at or prior to the Early Funding Date of the following conditions:

            (a) NO INJUNCTION. No preliminary or permanent injunction or other order issued by, and no Litigation or Order by or before any United States Governmental Entity nor any Law or Order promulgated or enacted by any United States Governmental Entity shall be in effect or pending which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the transactions contemplated hereby; PROVIDED that with respect to pending Litigation, such condition shall only apply to Litigation commenced by a Governmental Entity.

            (b) THE SALE ORDER. The Bankruptcy Court shall have entered the Sale Order, which approves this Agreement and all of the terms and conditions hereof and authorizes Allegiance to consummate the transactions contemplated hereby. The Sale Order shall provide that (A) this Agreement results from Sellers having completed a full and complete auction process and, so long as the Agreement has not been

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terminated in accordance with its terms, Sellers shall not be entitled to entertain or enter into a Competing Transaction; (B) the Acquired Assets sold to Buyer pursuant to this Agreement shall be transferred to Buyer free and clear of all Liens (other than Permitted Liens of the type included in clause (C) of the definition of Permitted Liens) and Liabilities of any Person (other than Assumed Liabilities), such Liens and Liabilities to attach to the Purchase Price payable pursuant to SECTION 3.2(a); (D) the Regulatory Transition Process is approved pursuant to sections 105, 363 and 365 of the Bankruptcy Code; (E) Buyer has acted in good faith within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby; (F) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm's length bargaining positions; (G) Buyer is not acquiring or assuming any of Sellers' or any other Person's Liabilities except as expressly provided in this Agreement and in no event shall Buyer have any Liability or responsibility for any Excluded Liability; (H) the transactions contemplated herein shall be exempt from stamp, transfer, or similar taxes to the extent provided by Section 1146(c) of the Bankruptcy Code; (I) Buyer will not have any successor or transferee liability for liabilities of Sellers (whether under federal or State law or otherwise) as a result of the sale, purchase, transfer or assignment of the Acquired Assets, and will be exempt from any so-called "bulk sale" laws in all applicable jurisdictions; (J) all Assumed Contracts shall, at Closing, be assumed by Sellers and assigned to Buyer pursuant to section 365 of the Bankruptcy Code and, as required by this Agreement, Sellers shall be obligated to pay all Cure Amounts in respect thereof, in accordance with this Agreement; (K) Buyer will have the right to participate in any of Sellers' negotiations and settlements regarding ILEC and Non-ILEC Cure Amounts in accordance with SECTION 3.5, (L) in accordance with
SECTION 3.5 Buyer will have standing to participate in any disputes before the Bankruptcy Court regarding ILEC and non-ILEC Cure Amounts, (M) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof as provided in SECTION
9.12 hereof; (N) all Liens held by Sellers' senior secured lenders on the Non-Transferred Assets shall be released at the Closing and the Buyer shall be granted a Lien on all Non-Transferred Assets pending FCC Consent and State PUC Consent, as applicable and (O) this Agreement and the transactions and instruments contemplated hereby shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, Sellers or any chapter 7 or chapter 11 trustee of Sellers and its estate. Sellers shall provide each applicable taxing authority in each jurisdiction in which it is subject to Tax with copies of any motion for entry of the Sale Order at least 10 days prior to the hearing on such motion. In the event that the Bankruptcy Court does not approve the Sale Order, Buyer shall, within one (1) Business Day, decide and inform Sellers and the Bankruptcy Court and communicate to Sellers whether Buyer consents to the Sale Order, as modified. For the avoidance of doubt, if Buyer consents to modifications to the Sale Order, then Buyer agrees that the condition in SECTION 7.1(b) has been satisfied.

            (c) HSR ACT. Any applicable waiting period under the HSR Act shall have expired or shall have been earlier terminated.

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            (d) PURCHASE PRICE ESCROW AGREEMENT. ATI, ATCW and Buyer shall have entered into the Purchase Price Escrow Agreement, and such agreement shall be in full force and effect.

          7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to fund on the Early Funding Date is subject to the satisfaction (or waiver by Buyer) at or prior to the Early Funding Date of each of the following additional conditions:

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers contained herein shall be true and correct, without regard to any qualifications concerning materiality or Material Adverse Effect, as of the Early Funding Date (or, if made as of a specific date, at and as of such date), with the same force and effect as though such representations and warranties had been made on and as of the Early Funding Date, except where the effect of all such inaccuracies of representations and warranties would not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

            (b) PERFORMANCE OF AGREEMENTS. Sellers shall have performed and complied in all material respects with all material covenants and material agreements contained in this Agreement required to be performed or complied with by them prior to or on the Early Funding Date.

            (c) OFFICER'S CERTIFICATE. Buyer shall have received a certificate, dated the Early Funding Date, of an officer of Sellers to the effect that the conditions specified in SECTIONS 7.2(a) and (b) above have been fulfilled.

            (d) [INTENTIONALLY OMITTED].

            (e) SELLERS' DELIVERIES. Sellers shall have delivered to Buyer all items set forth in SECTION 3.1(b).

            (f) ASSUMED CONTRACTS. (i) All Contracts set forth on SCHEDULE 7.2(f) OF THE DISCLOSURE SCHEDULES relating to the Sellers, or the extent an Early Closing Election is delivered, the Operating Subsidiaries, shall have been assumed and validly assigned to Buyer, such assignment to be effective as of the Closing Date, (and Sellers and the Operating Subsidiaries, if applicable, shall have obtained all consents, waivers and approvals (if any) necessary for such assumption and/or assignment) and (ii) all of the other Assumed Contracts (other than those set forth on SCHEDULE 2.6 OF THE DISCLOSURE SCHEDULES or EXHIBIT A to
SCHEDULE 4.5 OF THE DISCLOSURE SCHEDULES) shall have been assumed by the applicable Seller and, to the extent an Early Closing Election is delivered the applicable Operating Subsidiary, and assigned to Buyer, such assignment to be effective as of the Closing Date, (and Sellers and Operating Subsidiaries, if applicable, shall have obtained all consents, waivers and approvals (if any) necessary for such assumption and/or assignment), except, in the case of this clause (ii), where the failure to assume and assign such Contracts would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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            (g) OPERATING AGREEMENT. Sellers and Buyer shall have executed and delivered the Operating Agreement (the "OPERATING AGREEMENT") attached hereto as EXHIBIT H, and such agreement shall be in full force and effect.

          7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS. The obligation of Sellers to enter into the Operating Agreement on the Early Funding Date is subject to the satisfaction (or waiver by Sellers) at or prior to the Early Funding Date of each of the following additional conditions:

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein shall be true and correct, without regard to any qualifications concerning materiality or material adverse effect, as of the Early Funding Date (or, if made as of a specific date, at and as of such date), with the same force and effect as though such representations and warranties had been made on and as of the Early Funding Date, except where the effect of all such inaccuracies of representations and warranties would not reasonably be expected to, in the aggregate, have a material adverse effect on Buyer.

            (b) PERFORMANCE OF AGREEMENTS. Buyer shall have performed and complied in all material respects with all material covenants and material agreements contained in this Agreement required to be performed or complied with by it prior to or at the Early Funding Date.

            (c) OFFICER'S CERTIFICATE. ATI shall have received a certificate, dated the Early Funding Date, of an officer of Buyer to the effect that the conditions specified in SECTIONS 7.3(a) and (b) above have been fulfilled.

            (d) TRANSITION SERVICES AGREEMENT FOR SHARED TECHNOLOGIES. Shared Technologies and Buyer shall have entered into a Transition Services Agreement (the "TRANSITION SERVICES AGREEMENT") in the form of EXHIBIT 7.3(d) attached hereto.

            (e) The Voting Agreement shall remain in full force and effect and Cardiff Holding LLC shall not be in breach thereof.

            (f) SHAREHOLDER APPROVAL. Buyer shall have obtained shareholder approval necessary to issue the XO Common Stock.

            (g) OPERATING AGREEMENT. Sellers and Buyer shall have executed and delivered the Operating Agreement attached hereto as EXHIBIT H, and such agreement shall be in full force and effect.

            (h) MASTER SERVICES AGREEMENT. Buyer and ATCW (or an Affiliate thereof) shall have executed and delivered the Master Services Agreement, if applicable, and such agreement shall be in full force and effect.

          7.4 CONDITIONS PRECEDENT TO CLOSING. The obligation of Buyer and Sellers to close under this Agreement is subject to the satisfaction (or waiver by Sellers) at or prior to the Closing Date of each of the following additional conditions:

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            (a) APPROVAL OF PLAN. (i) All conditions to the "Effective Date" set forth in the Bankruptcy Plan (including the entry of the Confirmation Order by the Bankruptcy Court) shall have been satisfied or duly waived, with the express written consent of Buyer, such consent not to be unreasonably withheld, in accordance with the applicable provisions of the Bankruptcy Plan and (ii) the transactions contemplated by the Bankruptcy Plan to occur on or prior to the Closing shall have been or shall be consummated simultaneously with the Closing in accordance with the Bankruptcy Plan; PROVIDED, THAT in the event of the delivery by either Buyer or Seller of an Early Closing Election, this SECTION 7.4(a) shall be deemed waived by both Buyers and Sellers.

            (b) NON-TRANSFERRED ASSETS. The Non-Transferred Assets shall have been retained by Sellers.

            (c) SELLERS' DELIVERIES. Sellers shall have delivered to Buyer all items set forth in SECTION 3.1(b).

            (d) BUYER'S DELIVERIES. Buyer shall have delivered to Sellers all items set forth in SECTION 3.1(c).

          7.5  SATISFACTION OF ALL CLOSING CONDITIONS; EARLY FUNDING DATE.

          After the Early Funding Date, SECTION 7.1, SECTION 7.2, and SECTION
7.3 shall be deemed to be satisfied in their entirety and upon an Early Closing Election or satisfaction of the condition set forth in SECTION 7.4(a), Buyer's and Sellers' obligations to close the transactions contemplated by this Agreement will be unconditional.

                                  ARTICLE VIII
                                   TERMINATION

          8.1 TERMINATION OF AGREEMENT. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

            (a) By mutual written consent of Buyer and ATI;

            (b) By Buyer or ATI if neither the Early Funding Date nor the Closing Date shall have occurred on or before August 18, 2004; PROVIDED, HOWEVER, that if neither the Early Funding Date nor the Closing shall have occurred on or before such date due to a breach of this Agreement by Buyer or any Seller, Buyer or ATI (if a Seller is the breaching party), as the case may be, may not terminate this Agreement pursuant to this SECTION 8.1(b);

            (c) By Buyer, immediately if any of the following shall have occurred:

               (i) Any Seller (A) agrees in writing, (B) publicly announces its intention (including by selecting a competing bidder at the Bankruptcy Court's auction

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relating to the transactions contemplated hereby), or (C) is authorized by its board of directors to proceed with a Competing Transaction, irrespective of whether such Competing Transaction is approved by the Bankruptcy Court and/or consummated;

               (ii) Prior to the Closing, any Seller abandons or files a motion with the Bankruptcy Court to abandon all or any material portion of the Acquired Assets;

               (iii) Prior to the Closing, any Seller files any plan of reorganization other than the Bankruptcy Plan, files any material amendment to the Bankruptcy Plan, withdraws the Bankruptcy Plan or consents to the reduction of the Exclusivity Period or fails timely to file motions to obtain orders of the Bankruptcy Court extending the Exclusivity Period or the Bankruptcy Court denies confirmation of the Bankruptcy Plan; PROVIDED, HOWEVER, that to the extent either Sellers or Buyer has delivered an Early Closing Election, this
SECTION 8.1(c)(iii) shall be inapplicable;

               (iv) The Bankruptcy Court terminates the Exclusivity Period or declines to extend the Exclusivity Period; PROVIDED, HOWEVER, that to the extent either Sellers or Buyer shall have delivered an Early Closing Election, this
SECTION 8.1(c)(iv) shall be inapplicable;

               (v) The voluntary dismissal or conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code; or

               (vi) Upon the appointment in the Cases of a trustee or examiner with managerial powers under section 1104 of the Bankruptcy Code; or

               (vii) Prior to the Early Funding Date, any Order is entered by the Bankruptcy Court which would result in the failure of any of the conditions to the obligations of Buyer set forth in SECTION 7.1 or 7.2; PROVIDED, that following the Early Funding Date, this SECTION 8.1(c) shall have no further force or effect.

            (d) By Sellers, on the one hand, or Buyer, on the other, if Buyer or Sellers, as the case may be, materially breach any of its covenants under this Agreement, unless such breach shall be cured within ten (10) Business Days after such other party shall have received notice of such breach in accordance with the terms hereof.

            (e) Prior to the Early Funding Date, by Buyer if there is a breach of any representation or warranty contained in ARTICLE IV hereof (without regard to any qualifications concerning materiality or Material Adverse Effect contained in ARTICLE IV), which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the condition set forth in
SECTION 7.2(a) (with the date of such termination being substituted for the references to Early Funding Date therein) and which breach could not reasonably be expected to be cured using reasonable efforts by the date set forth in
SECTION 8.1(b); PROVIDED, that following the Early Funding Date, this SECTION 8.1(e) shall have no further force or effect.

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          8.2  EFFECT OF TERMINATION. In the event of termination of this
Agreement pursuant to this Article VIII, written notice thereof shall be given to the other party of this Agreement as promptly as practicable and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Buyer or Sellers. If this Agreement is terminated as provided herein there shall be no liability or obligation on the part of Sellers or Buyer, unless (i) this Agreement is terminated (A) by Buyer pursuant to SECTION 8.1(b) when ATI does not have the right to terminate this Agreement pursuant to SECTION 8.1(b) due to breach of the Agreement by Sellers, or (B) by Buyer pursuant to SECTION 8.1(c) or (d); or (ii) Buyer terminates this Agreement pursuant to SECTION 8.1(e) as a result of Sellers' gross negligence or willful, wanton or reckless action or inaction taken or not taken with an intent to cause the termination of this Agreement or otherwise negatively impact the transactions contemplated hereby (collectively, a "SELLERS' INTENTIONAL BREACH") or Buyer elects not to close because the condition set forth in SECTION 7.2(a) has not been satisfied as a result of a Sellers' Intentional Breach; PROVIDED, HOWEVER, that with respect to any such termination of this Agreement pursuant to
SECTION 8.1(b), (c) or (d) following the Sale Order Approval Date, or (ii) Buyer's election to terminate this Agreement pursuant to SECTION 8.1(c) or not to close, in each case because the condition set forth in SECTION 7.2(a) has not been satisfied, as a result of a Sellers' Intentional Breach following the Sale Order Approval Date, Buyer shall be entitled to terminate this Agreement immediate payment, as liquidated damages and not as a penalty, of (i) the Expense Reimbursement (which Expense Reimbursement shall not exceed $10 million) and (ii) $30 million (the ("LIQUIDATED DAMAGES"). Sellers and Buyer acknowledge that the damage suffered by the Buyer in the event of any such termination would be impossible to calculate, and the Liquidated Damages constitutes a reasonable estimate of such damages. In the event prior to the Early Funding Date Buyer terminates this Agreement pursuant to SECTION 8.1(e) or elects not to close, in each case because the condition set forth in SECTION 7.2(a) has not been satisfied as a result of some reason other than a Sellers' Intentional Breach, Buyer shall be entitled to immediate payment of the Expense Reimbursement (which Expense Reimbursement shall not exceed $5 million). Except as provided in
SECTION 9.14, Buyer's sole and exclusive remedy under this Agreement shall be limited to the recovery of the amounts set forth in this SECTION 8.2. None of the amounts payable under this SECTION 8.2 or 8.3 shall prime the Liens held by the Sellers' senior secured lenders and any such amounts payable shall be subordinate to the carve out for professional fees and fees under 28 U.S.C.
Section 1930 as provided in the Bankruptcy Court's order authorizing Sellers to use cash collateral that was entered in the Cases.

          8.3  BANKRUPTCY EVENTS.

            (a) At anytime prior to Closing, Sellers in their sole discretion, after consultation with the statutory committee of unsecured creditors appointed in the Chapter 11 Cases and the Sellers' pre-Petition senior lenders, may deliver an Early Closing Election to Buyer.

            (b) In the event that Sellers fail to comply with the timeline set forth on EXHIBIT J, or at anytime from and after June 30, 2004 and prior to Closing, Buyer may deliver an Early Closing Election to Sellers.

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            (c) In the event an Early Closing Election is delivered pursuant to the terms hereof, the provisions of SECTION 3.5 hereof shall apply; PROVIDED, HOWEVER, that Sellers shall serve, at least twenty (20) days prior to the Closing, the notice of Sellers' intent to assume and assign the Assumed Contracts on all non-debtor parties to the Assumed Contracts, rather than at least twenty (20) days prior to the hearing to confirm the Bankruptcy Plan. Within three (3) Business Days of receipt by Sellers or Buyer, as applicable, of an Early Closing Election notice, Buyer will provide to Sellers a list of Executory Contracts to be assumed by Allegiance and in the case of Sellers, assigned to Buyer (the "ADDITIONAL ASSUMED CONTRACTS") and Sellers shall immediately notify the counterparties to such Additional Assumed Contracts substantially in the form of notice attached to the Sale Order. Except as provided above, the Closing following an Early Closing Election shall occur no sooner than twenty (20) Business Days after the delivery of such notice. For the avoidance of doubt, to the extent the Early Closing Election is exercised,
Section 7.4(a) shall have no further force and effect. For the purposes of this Agreement "EARLY CLOSING ELECTION" shall mean the delivery by Sellers to Buyer or by Buyer to Sellers, as applicable, of a written irrevocable election to close the transactions contemplated by this Agreement pursuant to an asset sale rather than a sale of stock of the direct Subsidiaries of ATCW. To the extent an Early Closing Election is delivered, the Operating Subsidiaries shall be deemed to constitute Sellers under this Agreement and each Operating Subsidiary shall sell its assets to Buyer. Notwithstanding anything to the contrary contained herein, the Bankruptcy Plan shall provide that Buyer is not assuming liabilities of the Operating Subsidiaries of the types and in the nature of those listed in
SECTION 2.4 in connection with Buyer's acquisition of the stock of the Operating Subsidiaries in accordance with the terms and conditions hereof.

                                   ARTICLE IX
                                  MISCELLANEOUS

          9.1 EXPENSES. Except as set forth in this Agreement (e.g., Liquidated Damages provisions and the expense sharing arrangements set forth in SECTIONS 2.6, 2.7 and 6.10) and whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses incurred or to be incurred by such party in connection with this Agreement and the consummation of the transactions contemplated hereby.

          9.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of ATI; PROVIDED, HOWEVER, that, Buyer may assign its rights and obligations hereunder, in whole or in part, to any wholly-owned Subsidiary of Buyer, PROVIDED that no such assignment shall relieve Buyer of its liabilities and obligations hereunder if such assignee does not perform such obligations and PROVIDED, FURTHER that this Agreement may be assigned to one or more trustees appointed by the Bankruptcy Court to succeed to the rights of Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and except as otherwise expressly provided herein, no other Person shall have any right, benefit or obligation hereunder.

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          9.3  PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of Sellers and Buyer, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of either Sellers (other than Sellers themselves) or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of either Sellers or Buyer, nor any Representative or other controlling person of each of the parties hereto and their respective Affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated thereby.

          9.4 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be delivered in person or by courier or facsimile transmission (with such facsimile transmission confirmed by sending a copy of such notice, request, instruction or other document by certified mail, return receipt requested, or overnight mail) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

            If to Sellers:

            c/o Allegiance Telecom, Inc.
            700 E. Butterfield Road, Suite 400
            Lombard, IL 60148
            Attention:    Mark B. Tresnowski, Esq.
                          Executive Vice President, General Counsel and
                          Secretary

            Fax: (630) 522-5250

            With a copy to (which shall not constitute notice):

            Kirkland & Ellis LLP
            153 East 53rd
            New York, NY 10022
            Attention:    Jonathan S. Henes, Esq.
                          Kimberly Taylor, Esq.
            Fax: (212) 446-4900

            If to Buyer:

            XO Communications, Inc.
            11111 Sunset Hills Road
            Reston, Virginia 20190
            Attention:    General Counsel
            Fax:          (703) 547-2025

            With a copy to (which shall not constitute notice):

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            Brown Rudnick Berlack Israels
            120 West 45th Street
            New York, NY 10036
            Attention: Edward S. Weisfelner
                       Steven D. Pohl
            Fax: (212) 704-0196
                 (617) 856-8201

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party. Notices sent as provided herein shall be deemed given on the date received by the recipient. If a recipient rejects or refuses to accept a notice given pursuant to this Section, or if a notice is not deliverable because of a changed address or fax number of which no notice was given in accordance with the provisions hereof, such notice shall be deemed to be received two (2) days after such notice was mailed (whether as the actual notice or as the confirmation of a faxed notice) in accordance with the terms hereof.

          9.5 CHOICE OF LAW. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the Bankruptcy Code and the substantive laws of the State of New York for contracts expected and likely to be performed solely within such state without regard to the conflict of laws principles thereof or of any other jurisdiction.

          9.6 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the schedules and exhibits hereto) and the other Transaction Documents constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement (including any schedule hereto) shall be binding unless the same is executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

          9.7 NO RECOURSE AGAINST THIRD PARTIES. Buyer agrees for itself and for all of its officers, directors, shareholders, Affiliates, attorneys, agents and any other parties making any claim by, through or under the rights of such persons (collectively, the "BUYER GROUP") that no member of the Buyer Group shall have any rights against any creditor, officer, director, shareholder (other than Sellers themselves), Affiliate, attorney or agent of Allegiance (each, individually, a "NON-RECOURSE PERSON") for any damages, suits, claims, proceedings, fines, judgments, costs or expenses (including attorneys' fees and incidental, consequential or punitive damages) (collectively, "LOSSES") that any Buyer Party may suffer in connection with this Agreement. If any member of the Buyer Group makes a claim against any person or entity other than Buyer that is not a Non-Recourse Person (a "THIRD PERSON") that in any way gives rise to a claim by such Third

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Party against any Non-Recourse Person asserting that such Non-Recourse Person is or may be liable to such Third Party with respect to any Losses arising in connection with this Agreement (whether by way of indemnification, contribution, or otherwise on any theory whatever) (a "CLAIM OVER"), such member of the Buyer Group shall reduce or credit against any judgment or settlement such member of the Buyer Group may obtain against such Third Party the full amount of any judgment or settlement such Third Party may obtain against the Non-Recourse Person on such Claim Over, and shall, as part of any settlement with such Third Party, obtain from such Third Party for the benefit of such Non-Recourse Person a satisfaction in full of such Third Party's Claim Over against the Non-Recourse Person. The provisions of this SECTION 9.7, however, shall not apply as to any fraud claims.

          9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          9.9 CONFIDENTIALITY. Prior to the Closing and after any termination of this Agreement, the provisions of the Confidentiality Agreement shall continue in full force and effect; PROVIDED, HOWEVER, that effective as of the date hereof the provisions of the Confidentiality Agreement restricting Buyer and its Affiliates from discussing the transaction contemplated by this Agreement with third parties shall no longer apply. After the Closing, Buyer shall no longer be subject to the provisions of the Confidentiality Agreement, except to the extent the confidential information specifically relates to Shared Technologies. In the event of any conflict between the provisions of this Agreement and the Confidentiality Agreement, the provisions of this Agreement shall prevail. From and after the Closing, Sellers agree to keep confidential all confidential information relating to the Business, and agree not to disclose such information except as required by Law. Notwithstanding anything herein to the contrary, Buyer and Sellers (and each Affiliate and person acting on behalf of any such party) agree that each party (and each Representative of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information, including (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

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          9.10 INVALIDITY. If anyone or more of the provisions contained in this
Agreement (other than any of the provisions contained in Article II or Article III hereof) or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their best efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

          9.11 HEADINGS. The table of contents and the headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

          9.12 EXCLUSIVE JURISDICTION. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in SECTION 9.4 hereof.

          9.13 WAIVER OF RIGHT TO TRIAL BY JURY. Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

          9.14 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled, at law, in equity or pursuant to this Agreement.

          9.15 COUNTING. If the due date for any action to be taken under this Agreement (including the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

          9.16 SERVICE OF PROCESS. Each party irrevocably consents to the service of process in any action or proceeding by receipt of mailed copies thereof by national courier service or registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to
SECTION 9.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

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          9.17 TIME OF ESSENCE; EFFECTIVENESS OF THE CLOSING DATE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. In the event the Closing Date occurs prior to the occurrence of the Early Funding Date, for purposes of Article II, Sections 6.1, 7.1, 7.2, 7.3, and 8.1, all references to Early Funding Date shall be replaced with references to the Closing Date.

          9.18 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached to, delivered with and identified to this Agreement are a part of this Agreement the same as if fully set forth herein and all references herein to any Section of this Agreement shall be deemed to include a reference to any Schedule named therein. Any disclosure made in any Schedule to this Agreement which is applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific cross reference is made thereto if the relevance of such disclosure to such other schedule is reasonably apparent on its face.

          9.19 INTERPRETATION.

            (a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms.

            (d) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

            (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

            (g) All references to "$" and "dollars" shall be deemed to refer to United States currency unless otherwise specifically provided.

            (h) All references to any financial or accounting terms shall be defined in accordance with GAAP.

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          9.20 PREPARATION OF THIS AGREEMENT. Buyer and Sellers hereby acknowledge that (i) Buyer and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) Buyer and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and
(iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Sellers and Buyer as of the date first above written.

                            SELLERS:

                            ALLEGIANCE TELECOM, INC.


                            By:
                                     ---------------------------------------
                                       Name:
                                       Title:


                            ALLEGIANCE TELECOM COMPANY WORLDWIDE
                            ADGRAFIX CORPORATION
                            ALGX BUSINESS INTERNET, INC.
                            ALLEGIANCE INTERNET, INC.
                            ALLEGIANCE TELECOM INTERNATIONAL, INC.
                            ALLEGIANCE TELECOM OF ARIZONA, INC.
                            ALLEGIANCE TELECOM OF CALIFORNIA, INC.
                            ALLEGIANCE TELECOM OF COLORADO, INC.
                            ALLEGIANCE TELECOM OF FLORIDA, INC.
                            ALLEGIANCE TELECOM OF GEORGIA, INC.
                            ALLEGIANCE TELECOM OF ILLINOIS, INC.
                            ALLEGIANCE TELECOM OF INDIANA, INC.
                            ALLEGIANCE TELECOM OF MARYLAND, INC.
                            ALLEGIANCE TELECOM OF MASSACHUSETTS, INC.
                            ALLEGIANCE TELECOM OF MICHIGAN, INC.
                            ALLEGIANCE TELECOM OF MINNESOTA, INC.
                            ALLEGIANCE TELECOM OF MISSOURI, INC.
                            ALLEGIANCE TELECOM OF NEVADA, INC.
                            ALLEGIANCE TELECOM OF NEW JERSEY, INC.
                            ALLEGIANCE TELECOM OF NEW YORK, INC.
                            ALLEGIANCE TELECOM OF NORTH CAROLINA, INC.
                            ALLEGIANCE TELECOM OF OHIO, INC.
                            ALLEGIANCE TELECOM OF OKLAHOMA, INC.
                            ALLEGIANCE TELECOM OF OREGON, INC.
                            ALLEGIANCE TELECOM OF PENNSYLVANIA, INC.
                            ALLEGIANCE TELECOM OF TEXAS, INC.
                            ALLEGIANCE TELECOM OF THE DISTRICT OF COLUMBIA, INC. ALLEGIANCE TELECOM OF VIRGINIA, INC.
                            ALLEGIANCE TELECOM OF WASHINGTON, INC.
                            ALLEGIANCE TELECOM OF WISCONSIN, INC.
                            ALLEGIANCE TELECOM PURCHASING COMPANY
                            ALLEGIANCE TELECOM SERVICE CORPORATION
                            COAST TO COAST TELECOMMUNICATIONS, INC.
                            HOSTING.COM, INC.
                            INTERACCESS TELECOMMUNICATIONS CO.

                             (SIGNATURES CONTINUED)


                            JUMP.NET, INC.
                            VIRTUALIS SYSTEMS, INC.


                            By:
                                     -----------------------------------------
                                       Name:
                                       Title:

                             (SIGNATURES CONTINUED)


                            BUYER:

                            XO COMMUNICATIONS, INC.


                            By:
                                     -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT G

                        BASE WORKING CAPITAL CALCULATION

CURRENT ASSETS
Accounts Receivable:

                                                  Net of Shared Technologies (Net of allowance for doubtful accounts)
                                                  Net of Shared Hosting (Net of allowance for doubtful accounts)
                                                  Net of pre-Petition carrier access billings A/R (Net of allowance for doubtful accounts)
                                                  Net of Level 3 Communications Integrated Solutions Network Purchase Agreement
                                                  (Net of allowance for doubtful accounts)

Prepaid Expenses and other Current Assets:
                                                  Prepaid Rent and Leases - Net of Shared Technologies
                                                  Prepaid Insurance
                                                  Prepaid Services

CURRENT LIABILITIES:
Accounts Payable

                                                  Net of Administrative Fees related to the Cases
                                                  Net of Excluded          Amvescap Group, Biddle Consulting Group, Ceridian
                                                  Contracts:               Benefits Services, Cigna Behavioral Health, Connecticut
                                                                           General Life, Equiserve, My Benergy, Salomon Smith
                                                                           Barney, TMP Worldwide, The Hartford Financial Services,
                                                                           Vision Service Plan, Watson Wyatt & Company, KMC
                                                                           Telecom Primary Rate Interface Services Agreement
                                                  Net of Shared Technologies and Shared Hosting related Payables

Accrued Liabilities                               Accrued Liabilities - Other - Net of Shared Technologies and Shared Hosting
                                                  Accrued Liabilities - Legal - Net of Shared Technologies and Shared Hosting
                                                  Accrued Liabilities - Audit Fees - Net of Shared Technologies and Shared Hosting

                             (SIGNATURES CONTINUED)

                                                  Accrued Customer Invoice Processing Fees - Net of Shared Technologies and Shared
                                                  Hosting
                                                  Post-Petition Accrued Network Costs - Net of Shared Technologies and Shared
                                                  Hosting

                                                                       EXHIBIT K

                               CURRENT LIABILITIES

Wage Accruals
Payroll Taxes, to the extent related to wage accruals
Bonus
Commissions
Vacation
IBNR Medical/Dental
Workers Comp/Auto Liability
Legal Fees, not related to the Cases
Audit Fees, not related to the Cases
Invoice Processing
Network Accruals
Other Accrued Liabilities, not related to the Cases
Network Expense Settlements
Subscriber Taxes, other than Subscriber Taxes relating to Tax audit liabilities Deferred Revenue - End User
Deferred Revenue - Set Up

                                                                       EXHIBIT L

                          SELLERS' SEVERANCE PRACTICES

                                               ESTIMATED
                                                WEEKS OF
EMPLOYEE GROUP                                 SEVERANCE
----------------------------------------------------------
Non-Exempt                                         2

Non-management Exempt                              2

Supervisors                                        2

Managers                                           2

Directors                                          2

Commissionable Directors                           2

VPs                                                4

SVPs                                          Case by Case

Above SVPs                                    Case by Case